Exhibit 10.1

EXECUTION COPY

PNG COMPANIES LLC

$125,000,000 4.17% Series 2010-A Senior Secured Notes, Tranche 1, due February 26, 2015

$105,000,000 4.93% Series 2010-A Senior Secured Notes, Tranche 2, due February 26, 2017

$181,000,000 5.53% Series 2010-A Senior Secured Notes, Tranche 3, due February 26, 2020

NOTE PURCHASE AGREEMENT

Dated as of February 26, 2010

(Not a part of the Agreement)

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SECTION 23.	MISCELLANEOUS	54

Section 23.1	Successors and Assigns	54

Section 23.2	Payments Due on Non-Business Days	54

Section 23.3	Accounting Terms	54

Section 23.4	Severability	54

Section 23.5	Construction	54

Section 23.6	Counterparts	54

Section 23.7	Governing Law	55

Section 23.8	Jurisdiction and Process; Waiver of Jury Trial	55

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ATTACHMENTS TO NOTE PURCHASE AGREEMENT:

SCHEDULE A	—	Information Relating to Purchasers

SCHEDULE B	—	Defined Terms

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock; Agreements; Restrictions

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.7	—	Authorizations

SCHEDULE 5.15	—	Existing Indebtedness

SCHEDULE 5.19	—	UCC Filings

SCHEDULE 10.4	—	Existing Liens

EXHIBIT 1(A)	—	Form of 4.17% Series 2010-A Senior Secured Note, Tranche 1, due February 26, 2015

EXHIBIT 1(B)	—	Form of 4.93% Series 2010-A Senior Secured Note, Tranche 2, due February 26, 2017

EXHIBIT 1(C)	—	Form of 5.53% Series 2010-A Senior Secured Note, Tranche 3, due February 26, 2020

EXHIBIT 2	—	Form of Security Agreement

EXHIBIT 3	—	Form of Intercreditor Agreement

EXHIBIT 4.6(A)	—	Form of Opinion of Special Counsel for the Company

EXHIBIT 4.6(B)	—	Form of Opinion of Special Pennsylvania Counsel for the Company

EXHIBIT 4.6(C)	—	Form of Opinion of Special Counsel for the Purchasers

EXHIBIT S	—	Form of Supplement

PNG COMPANIES LLC

1 PPG Place, Suite 1650

Pittsburgh, PA 15222

4.17% Series 2010-A Senior Secured Notes, Tranche 1, due February 26, 2015

4.93% Series 2010-A Senior Secured Notes, Tranche 2, due February 26, 2017

5.53% Series 2010-A Senior Secured Notes, Tranche 3, due February 26, 2020

Dated as of February 26, 2010

TO THE PURCHASERS LISTED IN

    THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

PNG COMPANIES LLC, a Delaware limited liability company (the “Company”), agrees with the purchasers listed in the attached Schedule A (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1. AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of $411,000,000 aggregate principal amount of its Series 2010-A Senior Secured Notes consisting of (a) $125,000,000 aggregate principal amount of its 4.17% Series 2010-A Senior Secured Notes, Tranche 1, due February 26, 2015 (the “Tranche 1 Notes”), (b) $105,000,000 aggregate principal amount of its 4.93% Series 2010-A Senior Secured Notes, Tranche 2, due February 26, 2017 (the “Tranche 2 Notes”) and (c) $181,000,000 aggregate principal amount of its 5.53% Series 2010-A Senior Secured Notes, Tranche 3, due February 26, 2020 (the “Tranche 3 Notes”). The Tranche 1 Notes, the Tranche 2 Notes and the Tranche 3 Notes are collectively referred to as the “Series 2010-A Notes.” The Series 2010-A Notes together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2 are collectively referred to herein as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Tranche 1 Notes, the Tranche 2 Notes and the Tranche 3 Notes shall be substantially in the forms set out in Exhibit 1(a), Exhibit 1(b) and Exhibit 1(c), respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF SERIES 2010-A NOTES; ADDITIONAL SERIES OF NOTES; SECURITY.

Section 2.1 Series 2010-A Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Series 2010-A Notes of the tranche and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. Each Purchaser’s obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2 Additional Series of Notes.

(a) The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional Series of its senior secured promissory notes under the provisions of this Agreement pursuant to a supplement (a “Supplement”) substantially in the form of Exhibit S, provided that the aggregate principal amount of Notes of all Series issued pursuant to this Agreement and all Supplements in accordance with the terms of this Section 2.2 shall not exceed $600,000,000.

(b) Each additional Series of Notes (the “Additional Notes”) issued pursuant to a Supplement shall be subject to the following terms and conditions:

(1) each Series of Additional Notes, when so issued, shall be differentiated from all previous Series by sequential alphabetical designation inscribed thereon;

(2) Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall, if and to the extent this Agreement requires or permits voting by Series, vote as a single class and constitute one Series;

(3) each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such put rights and mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants and defaults as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be deemed amended (i) to reflect such additional put rights, covenants and defaults without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional put rights, covenants and defaults shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding and (ii) to reflect such representations and warranties as are contained in such Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of Section 16;

(4) each Series of Additional Notes issued under this Agreement shall be substantially in the form of Exhibit 1 to Exhibit S with such variations, omissions and insertions as are necessary or permitted hereunder;

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(5) the minimum principal amount of any Note issued under a Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more;

(6) all Additional Notes shall rank pari passu with all other outstanding Notes; and

(7) no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, (i) any Default or Event of Default shall have occurred and be continuing or (ii) a waiver of Default or Event of Default shall be in effect.

(c) The right of the Company to issue, and the obligation of the Additional Purchasers to purchase, any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

(1) a duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer’s Certificate dated the date of issue of such Series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including all Supplements) and setting forth the information and computations (in sufficient detail) required to establish whether after giving effect to the issuance of the Additional Notes and after giving effect to the application of the proceeds thereof, the Company is in compliance with the requirements of Sections 10.1, 10.2 and 10.3 on such date;

(2) the Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S;

(3) each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of such Additional Notes;

(4) each Additional Purchaser shall have become a party to the Intercreditor Agreement pursuant to a Joinder to Intercreditor Agreement in the form attached thereto; and

(5) each Purchaser shall have received a copy of letters from at least two Rating Agencies reaffirming that, immediately after giving effect to the issuance of such Additional Notes, the Notes (including such Additional Notes) shall be rated at least the same rating as the Notes were rated immediately prior to such issuance.

Section 2.3 Security for the Notes. The obligations of the Company hereunder and under the Notes are secured by all of the tangible and intangible assets of the Company (including, without limitation, all Capital Stock of Subsidiaries) pursuant to the Security Documents.

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SECTION 3. CLOSING.

The sale and purchase of the Series 2010-A Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 900 Third Avenue, 23rd Floor, New York, New York 10022, at 11:00 a.m., New York, New York time, at a closing (the “Closing”) on February 26, 2010 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers (the “Closing Date”). On the Closing Date, the Company will deliver to each Purchaser the Series 2010-A Notes of each tranche to be purchased by such Purchaser in the form of a single Series 2010-A Note of such tranche (or such greater number of Series 2010-A Notes of such tranche in denominations of at least $100,000 as such Purchaser may request) dated the Closing Date and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company. If, on the Closing Date, the Company shall fail to tender such Series 2010-A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfilment.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Series 2010-A Notes to be sold to such Purchaser on the Closing Date is subject to the fulfilment to such Purchaser’s satisfaction, prior to or on the Closing Date, of the following conditions:

Section 4.1 Representations and Warranties. The representations and warranties of the Company in this Agreement and in each Security Document shall be correct when made and on the Closing Date.

Section 4.2 Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement and the Security Documents required to be performed or complied with by it prior to or on the Closing Date, and after giving effect to the issue and sale of the Series 2010-A Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3 Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.12 have been fulfilled.

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(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the Closing Date, certifying as to the resolutions attached thereto and other limited liability company proceedings relating to the authorization, execution and delivery of the Series 2010-A Notes, this Agreement and the Security Documents.

Section 4.4 Security Documents. Each Security Document shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect and such Purchaser shall have received a duly executed copy thereof. The Company shall have delivered the certificates representing the issued and outstanding Capital Stock pledged under the Security Documents and instruments of assignment executed in blank to the Collateral Agent. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by any Purchaser to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the equal and ratable benefit of the Purchasers and the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted to be prior pursuant to Section 10.4), shall be in proper form for filing, registration or recordation. Such Purchaser shall have received the results of a recent Lien search with respect to the Company, and such search shall reveal no Liens on any of the assets of the Company except for Liens permitted by Section 10.4 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to such Purchaser.

Section 4.5 Intercreditor Agreement. Each Lender, each Purchaser and the Collateral Agent shall have executed and delivered, and the Company shall have acknowledged, that certain Intercreditor and Collateral Agency Agreement dated as of February 26, 2010 (as the same may be amended, supplemented, replaced, restated or otherwise modified from time to time, the “Intercreditor Agreement”) substantially in the form of Exhibit 3.

Section 4.6 Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the Closing Date (a) from Dewey & LeBoeuf LLP, counsel for the Company, covering the matters set forth in Exhibit 4.6(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Purchasers may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser), (b) from Post & Schell P.C., special Pennsylvania counsel for the Company, covering the matters set forth in Exhibit 4.6(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Purchasers may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (c) from Schiff Hardin LLP, special counsel to the Purchasers in connection with such transactions, substantially in the form set forth in Exhibit 4.6(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.7 Purchase Permitted by Applicable Law. On the Closing Date, such Purchaser’s purchase of Series 2010-A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any

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applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by any Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.8 Sale of Other Series 2010-A Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Series 2010-A Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.9 Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of special counsel to the Purchasers referred to in Section 4.6(c) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

Section 4.10 Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each tranche of the Series 2010-A Notes.

Section 4.11 Approvals and Consents. All consents, authorizations and approvals (including, without limitation, shareholders’ consents) from, and all declarations, filings and registrations with, all Governmental Entities (as defined in the Acquisition Agreement) or third parties that are necessary in connection with the Transactions and the other transactions contemplated hereby shall have been obtained, or made, and remain in full force and effect, free of any term, condition, restriction, imposed liability that is or any other provisions that are materially adverse to operations and business of Peoples. Such Purchaser shall have received copies of any such consents, authorizations, declarations, filings and registrations issued by federal or Commonwealth of Pennsylvania Governmental Entities.

Section 4.12 Changes in Structure. The Company shall not have changed its jurisdiction of formation or organization, as applicable, or, except for the Acquisition, been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.13 Funding Instructions. At least three Business Days prior to the Closing Date, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Series 2010-A Notes is to be deposited and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

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Section 4.14 Ratings Letter. Such Purchaser shall have received a copy of a ratings letter from at least one Rating Agency assigning the Series 2010-A Notes an Investment Grade Rating.

Section 4.15 Acquisition. All conditions precedent to consummation of the transactions contemplated by the Acquisition Documentation shall have been satisfied or waived, and such Purchaser shall have received evidence satisfactory to such Purchaser that such transactions shall have been consummated (prior to or simultaneously with the purchase and sale of the Notes hereunder) in accordance with applicable law and the terms of the Acquisition Documentation. All Acquisition Documentation (including, without limitation, all schedules thereto) shall be reasonably satisfactory to such Purchaser in all material respects. Such Purchaser shall have received a copy of the Acquisition Documentation, including all amendments or supplements thereto, certified by an officer of the Company to be true and correct and in full force and effect as of the Closing Date.

Section 4.16 Proceedings and Documents. All limited liability company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and special counsel to the Purchasers, and such Purchaser and special counsel to the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or special counsel to the Purchasers may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1 Organization; Power and Authority. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Series 2010-A Notes and each Security Document to which it is a party and to perform the provisions hereof and thereof

Section 5.2 Authorization. This Agreement, the Series 2010-A Notes and each Security Document to which the Company is a party have been duly authorized by all necessary limited liability company action on the part of the Company, and this Agreement and each Security Document to which the Company is a party constitutes, and upon execution and delivery thereof each Series 2010-A Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Section 5.3 Disclosure. The Company, through its lead agents, BNP Paribas Securities Corp. and Scotia Capital (USA) Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated February 2010 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries (including, without limitation, the business and principal properties of the Company and its Subsidiaries immediately prior to the closing of the Acquisition); provided, that the Memorandum has not been updated to reflect events since and including the closing of the Acquisition. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers and the financial statements listed in Schedule 5.5, delivered to the Purchasers by or on behalf of the Company (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to February 12, 2010 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by the holders of Notes that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. Except as disclosed in the Disclosure Documents, since December 31, 2008, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4 Organization and Ownership of Shares of Subsidiaries; Agreements; Restrictions.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists (1) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each other Subsidiary and (2) of the Company’s directors and senior officers.

(b) All of the outstanding Capital Stock of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly created and are owned by the Company or another Subsidiary free and clear of any Lien (other than Liens created pursuant to the Security Documents and as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary identified in Schedule 5.4 is a limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign limited liability company or other legal entity and is in good standing in each jurisdiction in which such

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qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the limited liability company or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary is a party to, or otherwise subject to, any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by (1) corporate law or similar statutes and (2) the Pennsylvania Public Utility Commission, other Governmental Authorities regulating public utilities and federal and state laws regulating public utilities) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock of such Subsidiary.

Section 5.5 Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule 5.5 and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6 Compliance with Laws, Other Instruments. The execution, delivery and performance by the Company of this Agreement, the Series 2010-A Notes and the Security Documents will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than Liens created pursuant to the Security Documents) in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, certificate of formation or limited liability company agreement, or any other material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7 Governmental Authorizations. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Series 2010-A Notes or the Security Documents, except consents, approvals, authorizations, registrations, filings and declarations (a) described in Schedule 5.7, which have been obtained or

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made, are in full force and effect and are not subject to appeal or any condition which has not been satisfied, (b) as may be necessary in connection with the exercise of foreclosure remedies including the sale of Collateral and (c) the failure to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.8 Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws, ERISA or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9 Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any Taxing Jurisdiction, and have paid all Taxes shown to be due and payable on such returns and all other Taxes levied upon them or their properties, assets, income or franchises, to the extent such Taxes have become due and payable and before they have become delinquent, except for any Taxes (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other Tax that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other Taxes for all fiscal periods are adequate.

Section 5.10 Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that, individually or in the aggregate, are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement and the Security Documents. All leases that, individually or in the aggregate, are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11 Licenses, Permits.

(a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks, trade names and domain names or other intellectual property rights thereto, that, individually or in the aggregate, are Material, without known conflict with the rights of others.

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(b) To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other intellectual property right owned by any other Person.

(c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other intellectual property right owned or used by the Company or any of its Subsidiaries.

Section 5.12 Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code or Section 4068 of ERISA, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.

(b) Except with respect to the Company Peoples Pension Plan as of the Closing Date, the present value of the aggregate benefit liabilities under each of the Plans (other than Multi-employer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in Section 3 of ERISA.

(1) The Company has established the Company Peoples Pension Plan, and the Seller has caused the Initial Transfer Amount of the assets related to the Pension Plan Employees to be transferred from the trust under the Dominion Peoples Pension Plan (or as otherwise determined by the Seller) to the Company Peoples Pension Plan, and as soon as practicable after the closing date of the Acquisition, but in no event later than 210 days following the closing date of the Acquisition, the Total Transfer Amount shall be determined and the Seller will

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cause the True Up Amount to be transferred from the trust under the Dominion Peoples Pension Plan (or as otherwise determined by Seller) to the trust under the Company Peoples Pension Plan, as required by Section 5.7(d) of the Acquisition Agreement (as in effect on the Closing Date). After giving effect to the transfer of the True Up Amount to the Company Peoples Pension Plan, the present value of the aggregate benefit liabilities under the Company Peoples Pension Plan, determined as of February 1, 2010 on the basis of the actuarial assumptions specified for funding purposes in such Plan’s (or the Dominion Peoples Pension Plan’s) most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. As used in this clause, the terms “Initial Transfer Amount,” “Pension Plan Employees,” “Total Transfer Amount” and “True Up Amount” shall have the meanings specified in the Acquisition Agreement (as in effect on the Closing Date).

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multi-employer Plans that, individually or in the aggregate, are Material.

(d) The expected postretirement benefit obligation post-Acquisition (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries net of amounts expected to be recovered in the rate making process is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Series 2010-A Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(l)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Series 2010-A Notes to be purchased by such Purchaser.

Section 5.13 Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series 2010-A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 70 other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Series 2010-A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2010-A Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

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Section 5.14 Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series 2010-A Notes as set forth in the “Offering and Use of Proceeds” section of the Memorandum. No part of the proceeds from the sale of the Series 2010-A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15 Existing Indebtedness; Future Liens.

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of February 26, 2010 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guarantee Obligations relating thereto, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

(c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

Section 5.16 Foreign Assets Control Regulations.

(a) Neither the sale of the Series 2010-A Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

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(b) Neither the Company nor any Subsidiary (1) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (2) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c) No part of the proceeds from the sale of the Series 2010-A Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 5.17 Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, or the ICC Termination Act of 1995, as amended. Neither the Company nor any Subsidiary is subject to regulation under federal or state law as a public utility except that Peoples is subject to regulation as a public utility under Pennsylvania law. Peoples has complied and is in compliance with (a) all applicable state utility laws, regulations and orders and (b) any other federal or state laws, regulations and orders applicable to it as a public utility or gas utility, except in each case for instances of noncompliance that, individually and in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect.

Section 5.18 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by any of the Company or any Subsidiary (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of any Environmental Law;

(b) neither the Company nor any Subsidiary has received any written notice of violation, alleged violation, non-compliance, liability or potential liability with respect to Environmental Laws with regard to any of the Properties or the business operated by the Company or any Subsidiary (the “Business”), and to the knowledge of the Company no such notice is threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of any applicable Environmental Law;

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(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or, to the knowledge of the Company, will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders or other judgments or agreements in any administrative or judicial forum outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release or arranging of disposal of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Business, Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws; and

(g) neither the Company nor any Subsidiary has assumed any liability of any other Person under Environmental Laws.

Section 5.19 Security Documents. The Security Documents are effective to create in favor of the Collateral Agent, for the benefit of the holders of the Notes and the Lenders, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof. In the case of certificated Pledged Stock described in the Security Agreement, in addition to filing the financing statements specified on Schedule 5.19 in the appropriate form in the offices specified on Schedule 5.19, when the certificates representing such certificated Pledged Stock have been delivered to the Collateral Agent, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Company in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Security Agreement), in each case prior and superior in right to any other Person. In the case of the Collateral (other than certificated Pledged Stock) described in the Security Agreement, when financing statements and other filings specified on Schedule 5.19 in appropriate form are filed in the offices specified on Schedule 5.19, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Company in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Security Agreement), in each case prior and superior in right to any other Person (except Liens permitted by Section 10.4) to the extent any such security interest may be perfected by the filing of a financing statement.

Section 5.20 Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Series 2010-A Notes rank at least pari passu in right of payment with all obligations of the Company under the Credit Agreement (actual or contingent).

Section 5.21 Solvency. The Company is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

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SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1 Purchase for Investment. Each Purchaser severally represents that it is purchasing the Series 2010-A Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust fund’s property shall at all times be within such Purchaser’s or such pension or trust fund’s control. Each Purchaser understands that the Series 2010-A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series 2010-A Notes.

Section 6.2 Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Series 2010-A Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

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(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this paragraph (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1 Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(1) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

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(2) consolidated statements of income and statements of cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10 Q available on “EDGAR” and shall have given each Purchaser prior notice of such availability on EDGAR in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b) Annual Statements — within 120 days after the end of each fiscal year of the Company, duplicate copies of:

(1) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(2) consolidated statements of income and statements of cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not contain a “going concern” or scope or like limitation and which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K (the “Form 10-K”) for such fiscal year (together with the Company’s annual report to members, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

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(c) SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, if any, and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto, if any, filed by the Company or any Subsidiary with the SEC and all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(1) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or

(2) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

(3) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Rating Agency — promptly after receipt thereof, any writing from a Rating Agency that such Rating Agency (1) will take public action with respect to the rating of the Notes or other pari passu Indebtedness of the Company or (2) will no longer, or intends to no longer, rate the Notes or such other pari passu Indebtedness of the Company;

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(g) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; provided, that in the case of a regulatory proceeding, such notice will be limited to the issuance of a final order with respect thereto (including, without limitation, a final order concerning a People’s base rate case);

(h) Supplements — promptly and in any event within 10 Business Days after the execution and delivery of any Supplement, a copy thereof; and

(i) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder, under the Notes and under the Security Documents as from time to time may be reasonably requested by any such holder of Notes.

Section 7.2 Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.3, inclusive, and Section 10.7, if and to the extent applicable, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

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Section 7.3 Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Event of Default or Payment Default — if no Event of Default or Payment Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit not more than once a year the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such time as may be reasonably requested in writing; and

(b) Event of Default or Payment Default — if an Event of Default or Payment Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be reasonably requested.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1 Required Payments.

(a) Series 2010-A Notes. As provided therein, the entire unpaid principal balance of each Series 2010-A Note shall be due and payable on the stated maturity date thereof.

(b) Required Payments of Additional Notes. Each Series and tranche, if applicable, of Additional Notes shall be subject to required prepayments as specified in the Supplement pursuant to which such Series and tranche, if applicable, of Additional Notes were issued.

Section 8.2 Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of Notes, in an amount not less than $15,000,000 in aggregate principal amount of the Notes of such Series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus accrued and unpaid interest, plus the applicable Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount, plus, with respect to any Canadian Holder, the Breakage Amount, if any. Notwithstanding the foregoing, the Company may not prepay any Series of Notes pursuant to this Section 8.2 if an Event of Default shall exist or would result from such optional prepayment unless all Notes at the time outstanding are prepaid on a pro rata basis. The Company will give each holder of

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Notes of the Series to be prepaid (with a copy to each other holder of Notes) written notice of each optional prepayment under this Section 8.2 not less than 20 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes, designated by Series and tranche, if applicable, to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3 Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes of each Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4 Maturity; Surrender. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, and, with respect to any Canadian Holder, the Breakage Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, and the Breakage Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5 Purchase of Notes. The Company will not, and will not permit any Affiliate directly or indirectly controlled by the Company or any direct or indirect parent of the Company to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except upon the payment or prepayment of the Notes of such Series in accordance with the terms of this Agreement (including any Supplement) and the Notes of such Series. The Company will promptly cancel all Notes acquired by it or any Affiliate directly or indirectly controlled by the Company or any direct or indirect parent of the Company pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6 Offer to Prepay Upon Sale of Assets.

(a) Notice and Offer. In the event of a Disposition of any assets of the Company or any Subsidiary where the Company is required to or has elected to apply the net proceeds of such Disposition pursuant to clause (ii)(B) of the second paragraph of Section 10.7, the Company shall, no later than the 335th day following the date of any

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such Disposition, give written notice of such event (a “Sale of Assets Prepayment Event”) to each holder of Notes. Such notice shall contain, and shall constitute, an irrevocable offer to prepay a Ratable Portion of the Notes held by such holder on the date specified in such notice (the “Sale of Assets Prepayment Date”) such date shall be a Business Day not less than 30 days and not more than 60 days after the date of such offer.

(b) Acceptance and Payment. A holder of Notes may accept or reject the offer to prepay pursuant to this Section 8.6 by causing a notice of such acceptance or rejection to be delivered to the Company at least 10 days prior to the Sale of Assets Prepayment Date. A failure by a holder of the Notes to respond to an offer to prepay made pursuant to this Section 8.6 shall be deemed to constitute a rejection of such offer by such holder. If so accepted, such offered prepayment in respect of the Ratable Portion of the Notes of each holder that has accepted such offer shall be due and payable on the Sale of Assets Prepayment Date. Such offered prepayment shall be made at 100% of the aggregate Ratable Portion of the Notes of each holder that has accepted such offer, together with interest on that portion of the Notes then being prepaid accrued to the Sale of Assets Prepayment Date and, with respect to any Canadian Holder, the Breakage Amount, if any, but, in any case, without any Make-Whole Amount.

(c) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.6 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying: (1) the Sale of Assets Prepayment Date; (2) that such offer is being made pursuant to this Section 8.6 and that the failure by a holder to respond to such offer by the deadline established in Section 8.6(b) shall result in such offer to such holder being deemed rejected; (3) the Ratable Portion of each such Note offered to be prepaid; (4) the interest that would be due on the Ratable Portion of each such Note offered to be prepaid, accrued to the Sale of Assets Prepayment Date; (5) that the conditions of this Section 8.6 have been satisfied and (6) in reasonable detail, a description of the nature and date of the Sale of Assets Prepayment Event giving rise to such offer of prepayment.

Section 8.7 Offer to Prepay Notes in the Event of a Change of Control.

(a) Notice of Change of Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control or any Control Event, give written notice of such Change of Control or Control Event to each holder of Notes unless notice in respect of such Change of Control (or the Change of Control contemplated by such Control Event) shall have been given pursuant to Section 8.7(b). If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 8.7(c) and shall be accompanied by the certificate described in Section 8.7(g).

(b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change of Control unless (1) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in Section 8.7(c), accompanied by the certificate described in Section 8.7(g), and (2) contemporaneously with such action, the Company prepays all Notes required to be prepaid in accordance with this Section 8.7.

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(c) Offer to Prepay Notes. The offer to prepay Notes contemplated by Sections 8.7(a) and (b) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Change of Control Proposed Prepayment Date”). If such Change of Control Proposed Prepayment Date is in connection with an offer contemplated by Section 8.7(a), such date shall be a Business Day not less than 30 days and not more than 60 days after the date of such offer (or if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the Business Day nearest to the 30th day after the date of such offer).

(d) Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least five Business Days prior to the Change of Control Proposed Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment and the Change of Control Premium on such Notes and, with respect to any Canadian Holder, the Breakage Amount, if any. The prepayment shall be made on the Change of Control Proposed Prepayment Date, except as provided by Section 8.7(f).

(f) Deferral Pending Change of Control. The obligation of the Company to prepay Notes pursuant to the offers required by Section 8.7(c) and accepted in accordance with Section 8.7(d) is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control does not occur before or on the Change of Control Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change of Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (1) any such deferral of the date of prepayment, (2) the date on which such Change of Control and the prepayment are expected to occur and (3) any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change of Control automatically shall be deemed rescinded without penalty or other liability).

(g) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying (1) the Change of Control Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.7 and that failure

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by a holder to respond to such offer by the deadline established in Section 8.7(d) shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to the Change of Control Proposed Prepayment Date, (5) that the conditions of this Section 8.7 have been fulfilled and (6) in reasonable detail, the nature and date of the Change of Control.

(h) “Change of Control” shall mean (1) the Sponsor and its Affiliates shall cease to directly or indirectly own and control 51% of the economic and voting interests in the Company or (2) the Company shall cease to directly own and control 100% of the economic and voting interests in Peoples; provided, that the event specified in clause (1) above shall not constitute a “Change of Control” if immediately after giving effect thereto the Notes have an Investment Grade Rating and the Company shall have delivered an updated indicative ratings letter prior to the occurrence of such event from at least two Rating Agencies affirming such rating.

(i) “Control Event” shall mean (1) the execution by the Company or any of its Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change of Control or (2) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change of Control.

Section 8.8 Prepayment for Tax Reasons. If at any time as a result of a Change in Tax Law (as defined below) the Company is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes in an aggregate amount for all affected Notes equal to 10% or more of the aggregate amount of such interest payment on account of all of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Company to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment, plus an amount equal to the Modified Make-Whole Amount for each such Note, plus, with respect to any Canadian Holder, the Breakage Amount, if any, except in the case of an affected Note if the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a “Rejection Notice”). Such Tax Prepayment Notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder’s right to receive any Additional Payments that

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arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment plus the Modified Make-Whole Amount and, with respect to any Canadian Holder, the Breakage Amount, if any, shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid. Two Business Days prior to such prepayment, the Company shall deliver to each holder of a Note being so prepaid a certificate of a Senior Financial Officer specifying the calculation of such Modified Make-Whole Amount as of such prepayment date.

No prepayment of the Notes pursuant to this Section 8.8 shall affect the obligation of the Company to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.8, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

The Company may not offer to prepay or prepay Notes pursuant to this Section 8.8 (a) if an Event of Default then exists, (b) until the Company shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (c) if the obligation to make such Additional Payments directly results or resulted from actions taken by the Company or any Subsidiary (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 8.8 shall certify to the foregoing and describe such mitigation steps, if any.

For purposes of this Section 8.8: “Additional Payments” shall mean additional amounts required to be paid to a holder of any Note pursuant to Section 22 by reason of a Change in Tax Law; and a “Change in Tax Law” shall mean (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of the United States of America after the Closing Date, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the Closing Date (or, in the case of any Additional Purchaser the closing date under the Supplement pursuant to which such Additional Purchaser purchased Notes), which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the Closing Date (or, in the case of any Additional Purchaser the closing date under the Supplement pursuant to which such Additional Purchaser purchased Notes), an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Company (which shall be evidenced by an Officer’s Certificate of the Company and supported by a written opinion of counsel having recognized expertise in the field of taxation in the Taxing Jurisdiction, both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.

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Section 8.9 Make-Whole Amount and Modified Make-Whole Amount for the Series 2010-A Notes. “Make-Whole Amount” and “Modified Make-Whole Amount” shall mean, with respect to any Series 2010-A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2010-A Note over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero. For the purposes of determining the Make-Whole Amount and Modified Make-Whole Amount, the following terms have the following meanings:

“Applicable Percentage” in the case of a computation of the Modified Make-Whole Amount for purposes of Section 8.8 shall mean 1.00% (100 basis points), and in the case of a computation of the Make-Whole Amount for any other purpose shall mean 0.50% (50 basis points).

“Called Principal” shall mean, with respect to any Series 2010-A Note, the principal of such Series 2010-A Note that is to be prepaid pursuant to Section 8.2 or Section 8.8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Series 2010-A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2010-A Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Series 2010-A Note, the Applicable Percentage over the yield to maturity implied by (a) the yields reported as of 10:00 a.m. (New York, New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury Securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury Securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

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In the case of each determination under clause (a) or clause (b), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (i) the applicable actively traded on the run U.S. Treasury Security with the maturity closest to and greater than such Remaining Average Life and (ii) the applicable actively traded on the run U.S. Treasury Security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of such Series 2010-A Note.

“Remaining Average Life” shall mean, with respect to any Called Principal of any Series 2010-A Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Series 2010-A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2010-A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, Section 8.8 or Section 12.1.

“Settlement Date” shall mean, with respect to the Called Principal of any Series 2010-A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1 Compliance with Law. Without limiting Section 10.15, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 9.2 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. Without limiting the foregoing, the Company will, and will cause each of its Subsidiaries to, maintain the insurance required by the Security Documents.

Section 9.3 Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4 Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any Taxing Jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other Taxes imposed on them or any of their properties, assets, income or franchises, to the extent such Taxes have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such Tax or claims if (1) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (2) the nonpayment of such Taxes, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 9.5 Existence. Subject to Section 10.8, the Company will at all times preserve and keep in full force and effect its limited liability company existence. Subject to Sections 10.7 and 10.8, the Company will at all times preserve and keep in full force and effect the limited liability company or other applicable existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such limited liability company or other applicable existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6 Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

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Section 9.7 Notes to Rank Pari Passu.

(a) The Company will cause the Notes and all other obligations of the Company under this Agreement (including any Supplement) to rank pari passu with all other Notes from time to time issued and outstanding hereunder or under any Supplement without preference among themselves and at least pari passu with all obligations (actual or contingent) of the Company under the Credit Agreement and under each Additional Term Facility.

(b) The Company will not, and will not permit any Subsidiary to, grant any Lien in favor of, or for the benefit of, the lenders party to the Credit Agreement or the lenders party to any Additional Term Facility unless such Lien is granted in favor of the Collateral Agent to secure the obligations under the Credit Agreement, any Additional Term Facilities and this Agreement and the Notes in accordance with the Intercreditor Agreement. The Company shall not permit any Subsidiary to guaranty or otherwise grant credit support to the lenders party to the Credit Agreement or the lenders party to any Additional Term Facility unless, concurrently therewith, the Company causes such Subsidiary to guaranty the obligations of the Company under this Agreement and the Notes or grant credit support to the holders of Notes, in each case, on terms and pursuant to documentation reasonably acceptable to the Required Holders.

Section 9.8 Further Assurances. The Company will, and will cause each Subsidiary to, execute and deliver such further documentation and take such further action as may be reasonably requested by the holders of Notes to carry out the provisions and purposes of this Agreement and the Security Documents and to create, preserve, and perfect the Liens of the Collateral Agent for the benefit of the holders of Notes and the Lenders in the Collateral.

Section 9.9 Intercompany Loans. The Company will make funds available to Peoples and any other Subsidiary that is a regulated local gas distribution company acquired in a Permitted Acquisition in the form of intercompany loans from the Company and not capital contributions from the Company to the extent (a) not in violation of any Requirement of Law (including any Pennsylvania Public Utilities Commission order or condition applicable to Peoples or other public utilities commission order or condition applicable to such other Subsidiary) and (b) deemed in good faith by the Company as constituting an appropriate capital structure given regulatory requirements and conditions.

Section 9.10 Post-Closing Matter. Within five Business Days of the Closing Date, the Company shall deliver to each Purchaser a copy of a ratings letter from at least two Rating Agencies (including the ratings letter delivered on the Closing Date pursuant to Section 4.14) assigning the Series 2010-A Notes an Investment Grade Rating.

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1 Interest Coverage Ratio. The Company will not, at any time, permit (a) for the fiscal quarter ending March 31, 2010, the ratio of (1) Consolidated EBITDA for the fiscal quarter ending March 31, 2010 to (2) Consolidated Interest Expense for such period to be

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less than 2.00 to 1.00, (b) for the fiscal quarter ending June 30, 2010, the ratio of (1) Consolidated EBITDA for the two consecutive fiscal quarters ending on June 30, 2010 to (2) Consolidated Interest Expense for such period to be less than 2.00 to 1.00, (c) for the fiscal quarter ending September 30, 2010, the ratio of (1) Consolidated EBITDA for the three consecutive fiscal quarters ending on September 30, 2010 to (2) Consolidated Interest Expense for such period to be less than 2.00 to 1.00; and (d) for the fiscal quarter ending December 31, 2010 and thereafter, the ratio of (1) Consolidated EBITDA for the four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (2) Consolidated Interest Expense for such period to be less than 2.00 to 1.00.

Section 10.2 Leverage Ratio. The Company will not, at any time, permit the Consolidated Debt to Capitalization Ratio to exceed 0.60 to 1.00.

Section 10.3 Limitations on Subsidiary Debt. The Company will not, at any time, permit Subsidiary Debt (including Indebtedness of a Subsidiary under any HGI Facility) to exceed an amount equal to 20% of Consolidated Total Net Worth as of the end of the then most recently ended fiscal quarter of the Company.

Section 10.4 Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

(c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (1) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits or (2) to secure (or to obtain letters of credit that secure) the performance of tenders, insurance, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts, and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

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(d) attachment or judgment Liens unless the judgments secured thereby exceed, individually or in the aggregate, $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances or minor survey exceptions, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

(f) Liens on property or assets of any Subsidiary securing Indebtedness owing to the Company or to a Wholly-Owned Subsidiary;

(g) Liens created pursuant to the Security Documents;

(h) Liens existing on the Closing Date and described on Schedule 10.4 hereto;

(i) Liens on gas inventory in connection with an HGI Facility;

(j) Liens incurred in the ordinary course of business in connection with (1) overdraft protection arrangements and other related cash management programs or (2) the collection or disposition of delinquent accounts receivable which are not incurred in connection with the borrowing of money or the obtaining of credit;

(k) Liens securing Indebtedness of the Company or a Subsidiary incurred to finance the acquisition or construction of fixed or capital assets; provided that:

(1) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon);

(2) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to the lesser of (i) the cost to the Company or a Subsidiary of the property (or improvement thereon) so acquired or constructed and (ii) the Fair Market Value (as determined in good faith by one or more officers of the Company to whom authority to enter into the subject transaction has been delegated by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction;

(3) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property; and

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(4) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and the aggregate principal amount of all Indebtedness secured by such Liens shall be permitted by the limitations set forth in Sections 10.2 and 10.3;

(l) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person becoming a Subsidiary or such acquisition of property, (2) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien (i) other property which is an improvement to or is acquired for specific use in connection with such acquired property or (ii) other property that does not constitute property or assets of the Company or any of its Subsidiaries, (3) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (4) the aggregate amount of all Indebtedness secured by such Liens shall be permitted by the limitations set forth in Sections 10.2 and 10.3;

(m) any Lien renewing, extending or refunding any Lien permitted by paragraphs (k) or (1) of this Section 10.4, provided that (1) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (2) such Lien is not extended to any other property and (3) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

(n) other Liens on assets of a Subsidiary securing Indebtedness of such Subsidiary not otherwise permitted by paragraphs (a) through (m), inclusive, of this Section 10.4 securing Indebtedness, provided that, the Indebtedness secured by such Liens shall have been permitted by Section 9.7 and by the limitations set forth in Section 10.2 and 10.3 at the time the Lien securing such Indebtedness is created.

Section 10.5 Limitation on Dividends. The Company will not declare or pay any dividend (or otherwise effectuate a distribution) (other than dividends or distributions payable solely in common stock of the Person making such dividend or distribution) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Company or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary (collectively, “Restricted Payments”), except that:

(a) the Company may pay dividends (or otherwise effectuate distributions) to HoldCo for tax payments in amounts equal to the tax that would have been imposed on the Company if the Company had been taxed as a domestic corporation (as calculated on the basis of the standalone tax liability of the Company);

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(b) so long as no Default or Event of Default shall have occurred and be continuing and the Company shall be in compliance with the provisions of Section 10.1 and in pro forma compliance with the provisions of Sections 10.2 and 10.3 both immediately before and immediately after giving effect thereto, the Company may pay dividends (or otherwise effectuate distributions) to HoldCo; and

(c) the Company may pay a dividend (or otherwise effectuate a distribution) to HoldCo in an amount not to exceed the net cash proceeds of the Notes on or promptly after the Closing Date.

Notwithstanding the foregoing, in no event shall the Company make any Restricted Payment prior to the date the Company delivers to each Purchaser the ratings letters required by Section 9.10.

Section 10.6 Investments. Except with respect to the Transactions, the Company will not, and will not permit any Subsidiary to, make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) (1) extensions of trade credit in the ordinary course of business and (2) loans or advances to employees, officers or directors of the Company or any Subsidiary in the ordinary course of business for (i) travel, relocation and related expenses or (ii) the purchase of appliances;

(b) Investments in Cash Equivalents;

(c) Guarantee Obligations permitted by Section 9.7(b);

(d) Investments received in connection with the settlement of claims as a result of third party bankruptcies;

(e) Investments in assets useful (and to be used) in the business of any Subsidiary, which are made by such Subsidiary with the proceeds of any Disposition which is reinvested as permitted by clause (A) of the second paragraph of Section 10.7;

(f) intercompany Investments by the Company in its Subsidiaries;

(g) the ownership by the Company of the Capital Stock of its Subsidiaries;

(h) Permitted Acquisitions; and

(i) other Investments not listed in paragraphs (a) through (h) of this Section 10.6 in an aggregate amount not to at any time exceed $25,000,000.

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Section 10.7 Sale of Assets. Except as permitted by Section 10.8, the Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively, a “Disposition”), any property, including Capital Stock of Subsidiaries, in one transaction or a series of transactions, to any Person, other than (a) Dispositions in the ordinary course of business, (b) Dispositions by the Company to a Wholly-Owned Subsidiary or by a Subsidiary to the Company or to a Wholly-Owned Subsidiary or (c) other Dispositions not otherwise permitted by this Section 10.7, provided that (1) after giving effect thereto, no Default or Event of Default exists and (2) the aggregate net book value of all property so disposed of in any fiscal year of the Company pursuant to this Section 10.7(c) does not exceed 10% of Consolidated Total Assets as of the end of the immediately preceding fiscal year of the Company.

Notwithstanding the foregoing, the Company may, or may permit any Subsidiary to, make a Disposition of property acquired or constructed by the Company or any Subsidiary and such property shall not be subject to or included in the foregoing limitation and computation contained in clause (c) of the preceding paragraph to the extent that (i) such property is leased back by the Company or a Subsidiary, as lessee, within 365 days of the acquisition or construction thereof; provided, that in the case of property of the Company, such property was acquired or constructed by the Company after the Closing Date or (ii) the net proceeds from such Disposition are, within 365 days of such Disposition, either (A) reinvested in operating assets by the Company or a Subsidiary to be used in the principal business of the Company or such Subsidiary or (B) applied to the payment or prepayment of any outstanding Indebtedness of the Company or any Subsidiary which Indebtedness is not subordinated to the Notes, provided that in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 8.6 in a principal amount which equals the Ratable Portion for such Note.

Section 10.8 Merger, Consolidation. The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

(a) any Subsidiary may (1) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, (i) the Company or a Wholly-Owned Subsidiary so long as in any merger or consolidation involving (A) the Company, the Company shall be the surviving or continuing entity and (B) a Wholly-Owned Subsidiary, a Wholly-Owned Subsidiary shall be the surviving or continuing entity or (ii) any other Person so long as the surviving or continuing entity is the Subsidiary with respect to which the Company shall, immediately following such transaction or series of transactions, have at least the same degree of ownership and control as it had with respect to the Subsidiary as it did prior to such transaction or (2) convey, transfer or lease all or substantially all of its assets in compliance with the provisions of Section 10.7 (other than the provisions of clause (i) of the second paragraph thereof); and

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(b) the Company may consolidate or merge with, or convey, transfer or lease all or substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

(1) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and the Security Documents and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(2) all consents, approvals or authorizations of, or registrations, filings or declarations with, any Governmental Authority required in connection with such transaction shall have been obtained or made, shall be in full force and effect and shall not be subject to appeal or any condition which has not been satisfied is required in connection; and

(3) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.8 from its liability under this Agreement, the Notes or the Security Documents.

Section 10.9 Limitation on Restrictive Agreements. The Company will not permit any Subsidiary to, directly or indirectly, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of a Subsidiary to make Restricted Payments in respect of any of its Capital Stock to the Company except (a) with respect to any Subsidiary acquired in a Permitted Acquisition, any encumbrance or restriction existing immediately prior to such Permitted Acquisition; provided, that (1) such encumbrance or restriction shall not have been created or imposed in contemplation of such Permitted Acquisition and (2) such encumbrance or restriction shall not extend to any Subsidiary not acquired in such Permitted Acquisition and (b) for the avoidance of doubt, as may be required by the Pennsylvania Public Utility Commission or other Governmental Authority.

Section 10.10 Swap Agreements. The Company will not, and will not permit any Subsidiary to, enter into any Swap Agreement, except non-speculative (a) Swap Agreements entered into to hedge or mitigate risks to which the Company has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company.

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Section 10.11 Changes in Fiscal Periods. The Company will not permit the fiscal year of the Company or any Subsidiary to end on a day other than December 31 or change the Company’s or any Subsidiary’s method of determining fiscal quarters.

Section 10.12 New Subsidiaries. The Company will not, and will not permit any Subsidiary to, form, acquire or otherwise own any Subsidiaries except that Peoples, PNG Services and any Subsidiary formed, incorporated or acquired pursuant to, or in contemplation of, a Permitted Acquisition shall be permitted Subsidiaries of the Company.

Section 10.13 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into, directly or indirectly, any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except (a) as expressly permitted pursuant to the terms of this Agreement or (b) in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.14 Line of Business. The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

Section 10.15 Terrorism Sanctions Regulations. The Company will not, and will not permit any Subsidiary to, (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal, Make-Whole Amount, Modified Make-Whole Amount, Change of Control Premium or Breakage Amount on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

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(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.10 or Section 10 or any covenant in a Supplement which specifically provides that it shall have the benefit of this paragraph (c); or

(d) the Company defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement, in any Security Documents, in any Supplement under which Additional Notes are then outstanding or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (1) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (2) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into Capital Stock), (i) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000, or (ii) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; provided, that clause (3) shall not apply to any Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in a transaction not prohibited by this Agreement; or

(g) the Company or any Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated or (6) takes limited liability company or corporate action for the purpose of any of the foregoing; or

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(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j) if (1) (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multi-employer Plan or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect or (2) the Seller shall fail to transfer, or cause to have transferred, from the trust under the Dominion Peoples Pension Plan to the Company Peoples Pension Plan, within the meaning of Section 5.7(d) of the Acquisition Agreement (as in effect on the Closing Date), the “True-Up Amount” by no later than 210 days following such “closing date” (each such term as defined in the Acquisition Agreement); or

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(k) the Company defaults in the performance of or compliance with any term contained in any Security Document and such default is not remedied within the period of grace, if any, allowed with respect thereto or any Security Document shall cease to be in full force and effect for any reason whatsoever (other than termination in accordance with its terms) or any Security Document shall, fail or cease to create a valid and perfected first priority Lien on any material portion of the Collateral purported to be covered thereby or the Company shall contest or deny the validity or enforceability in any material respect of any Lien granted under any Security Document or any of its obligations thereunder; or

(1) HoldCo shall (1) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Company, (2) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) obligations pursuant to, and permitted by, the HoldCo Facility Documentation to which it is a party and (iii) obligations with respect to its Capital Stock, or (3) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends or distributions made by the Company in accordance with Section 10.5 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Company.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT.

Section 12.1 Acceleration.

(a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes of every Series then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (1) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate), (2) the applicable Make-Whole Amount, if any,

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determined in respect of such principal amount (to the full extent permitted by applicable law) and (3) with respect to Canadian Holders, the Breakage Amount, if any, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein or in any Supplement specifically provided for), and that the provision for payment of a Make-Whole Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Supplement or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3 Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of, applicable Make-Whole Amount, if any, Modified Make-Whole Amount, if any, Change of Control Premium and Breakage Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, the Make-Whole Amount, if any, Modified Make-Whole Amount, if any, Change of Control Premium and Breakage Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17 and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto, to any Supplement or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4 No Waivers or Election of Remedies, Expenses. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Supplement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

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SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(4)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series (and of the same tranche if such Series has separate tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the same Series (and of the same tranche if such Series has separate tranches) originally issued hereunder or pursuant to any Supplement. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of any Series or tranche, if applicable, one Note of such Series or tranche, if applicable, may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2. Each transferee of a Note shall deliver an executed joinder to the Intercreditor Agreement to the Company and the Collateral Agent.

Section 13.3 Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(4)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser, an original Additional Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or that is a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

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(b) in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series (and of the same tranche if such Series has separate tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1 Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, Modified Make-Whole Amount, if any, Change of Control Premium, Breakage Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of BNP Paribas in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2 Home Office Payment. So long as any Purchaser or Additional Purchaser or such Person’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, Modified Make-Whole Amount, if any, Change of Control Premium, Breakage Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A or, in the case of any Additional Purchaser, Schedule A attached to the applicable Supplement, or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or Additional Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement or any Additional Purchaser under a Supplement and that has made the same agreement relating to such Note as such Purchaser or Additional Purchaser has made in this Section 14.2.

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SECTION 15. EXPENSES.

Section 15.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel for the Purchasers or any Additional Purchasers (provided, that unless the Purchasers and/or the Additional Purchasers, as applicable, determine that there exists a conflict of interest amongst the Purchasers and/or Additional Purchasers, as the case may be, the Company shall only be required to pay the fees of one firm of special counsel acting for the Purchasers and/or the Additional Purchasers, as applicable) and, if reasonably required by the Required Holders, local or other counsel) incurred by each Purchaser, each Additional Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Supplement, the Notes or any Security Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Supplement, the Notes or any Security Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Supplement, the Notes or any Security Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by any Supplement and by the Notes, (c) the fees, costs and expenses, including without limitation reasonable attorneys’ fees, of the Collateral Agent required to be paid by the Company or any Subsidiary pursuant to any Security Document or required to be reimbursed by any holder of a Note pursuant to the Intercreditor Agreement, (d) the costs and expenses, including without limitation reasonable attorneys’ fees, of preparing, recording and filing all financing statements, instruments and other documents to create, perfect and fully preserve and protect the Liens granted pursuant to the Security Documents and the rights of the holders of the Notes or of the Collateral Agent for the benefit of the holders of the Notes and the other parties party to the Intercreditor Agreement and (e) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO; provided, that such costs and expenses under this clause (e) shall not exceed $5,000. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser, an Additional Purchaser or other holder in connection with its purchase of its Notes).

Section 15.2 Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement, the Notes or any Security Document, and the termination of this Agreement, any Supplement or any Security Document.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest

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therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser, any Additional Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement; provided, that the representations and warranties contained in any Supplement shall be made for the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding. Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between each Purchaser, each Additional Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1 Requirements.

(a) Amendments. This Agreement, any Supplement and the Notes may be amended, and the observance of any term hereof, of any Supplement or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof or of the corresponding provision of any Supplement, or any defined term (as it is used therein), will be effective as to any holder of a Note unless consented to by such holder in writing and (2) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the applicable Make-Whole Amount, if any, Modified Make-Whole Amount, Change of Control Premium or Breakage Amount on, the Notes; provided, that, for the avoidance of doubt, mandatory and optional prepayment provisions and prepayment premiums or make-whole amounts applicable solely to a Series of Notes shall only be deemed to affect the holders of Notes of such Series and may be amended or waived by the holders of the Notes of such Series without the consent of the Required Holders, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17, 20 or 22.

(b) Supplements. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with Section 2.2 hereof without obtaining the consent of any holder of any other Series of Notes.

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Section 17.2 Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of any Supplement, of the Notes or of any Security Document. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof, of any Supplement, of any Security Document or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 17.3 Binding Effect. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder, under any Supplement or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4 Notes Held by Company. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Supplement or the Notes, or have directed the taking of any action provided herein, in any Supplement or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

All notices and communications provided for hereunder (or under any Supplement) shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by a recognized overnight delivery service (charges prepaid) or (d) in the case of communications provided for pursuant to Section 7.1 or Section 7.2, by electronic mail; provided that the Company shall deliver physical copies of any communications provided for pursuant to Section 7.1 or Section 7.2 to any Purchaser, Additional Purchaser or other holder that shall have requested delivery of such physical copies. Any such notice must be sent:

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(1) if to any Purchaser or its nominee, to such Purchaser or its nominee at the address or, in the case of clause (d) above, the e-mail address specified for such communications in Schedule A, or at such other address or e-mail address as such Purchaser or its nominee shall have specified to the Company in writing;

(2) if to any Additional Purchaser or its nominee, to such Additional Purchaser or its nominee at the address or, in the case of clause (d) above, the e-mail address specified for such communications in Schedule A to the applicable Supplement, or at such other address or e-mail address as such Additional Purchaser or its nominee shall have specified to the Company in writing;

(3) if to any other holder of any Note, to such holder at such address or, in the case of clause (d) above, such e-mail address as such other holder shall have specified to the Company in writing; or

(4) if to the Company, to the Company at:

PNG Companies LLC

1 PPG Place, Suite 1650

Pittsburgh, PA 15222

Attention: Morgan O’Brien

Telecopy: (888) 805-2445

Telephone: (412) 244-2566

With copies to:          PNG Companies LLC

500 Fifth Avenue, 55th Floor

New York, NY 10110

Attention: John McGuire

Telecopy: (212) 696-0040

Telephone: (212) 382-7475

PNG Companies LLC

500 Fifth Avenue, 55th Floor

New York, NY 10110

Attention: Cliff Losh, General Counsel

Telecopy: (212) 696-0040

Telephone: (212) 382-7473

or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

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SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including, without limitation, (a) all Supplements, (b) consents, waivers and modifications that may hereafter be executed, (c) documents received by any Purchaser on the Closing Date or by any Additional Purchaser on the date of purchase of its Additional Notes (except the Notes themselves), and (d) financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by such holder by any photographic, photostatic, electronic, digital or other similar process and such holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” shall mean information delivered to any Purchaser or Additional Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any Supplement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or Additional Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or Additional Purchaser or any Person acting on such Purchaser’s or Additional Purchaser’s behalf, (c) otherwise becomes known to such Purchaser or Additional Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser or Additional Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser or Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or Additional Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser or Additional Purchaser, provided that such Purchaser or Additional Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (5) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (6) any federal or state regulatory

49

authority having jurisdiction over such Purchaser or Additional Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s or Additional Purchaser’s investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser or Additional Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or Additional Purchaser’s Notes and this Agreement (including any Supplement). Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or under any Supplement or requested by such holder (other than a holder that is a party to this Agreement or any Supplement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser and each Additional Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder or under a Supplement, by written notice to the Company, which notice shall be signed by both such Purchaser or Additional Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement or such Supplement, as the case may be, and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser or Additional Purchaser in this Agreement (other than in this Section 21) or such Supplement, shall be deemed to refer to such Affiliate in lieu of such original Purchaser or such original Additional Purchaser. In the event that such Affiliate is so substituted as a Purchaser or Additional Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser or such original Additional Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” or an “Additional Purchaser” in this Agreement (other than in this Section 21) or such Supplement, shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser or such original Additional Purchaser, and such original Purchaser or such original Additional Purchaser shall again have all the rights of an original holder of the Notes under this Agreement or such Supplement, as the case may be.

SECTION 22. TAX INDEMNIFICATION.

All payments whatsoever under this Agreement (including any Supplement) and the Notes will be made by the Company in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

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If any deduction or withholding for any Tax shall at any time be required in respect of any amounts to be paid by the Company under this Agreement (including any Supplement) or the Notes, the Company will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Agreement (including any Supplement) or the Notes after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts payable to such holder under the terms of this Agreement (including any Supplement) or the Notes if no such deduction, withholding or payment has been made, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a) any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Company, after the Closing Date, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement (including any Supplement) or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;

(b) any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Company) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction); or

(c) any combination of clauses (a) and (b) above;

and provided further that in no event shall the Company be obligated to pay such additional amounts to any holder of a Note (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the Closing Date or an Additional Purchaser is resident for tax purposes on the closing date of the Additional Notes purchased by it in excess of the amounts that the Company would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any holder of a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Company shall have given timely notice of such law or interpretation to such holder.

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By acceptance of any Note, the holder of such Note agrees that it will, on or before it becomes a party to this Agreement and from time to time thereafter as required by applicable law or requested by the Company with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Company all such forms, certificates, documents and returns provided to such holder by the Company (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and any other Taxing Jurisdiction and (y) provide the Company with such information with respect to such holder as the Company may reasonably request in order to complete any such Forms, provided that nothing in this Section 22 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Company or mailed to the appropriate taxing authority (which in the case of a United Kingdom Inland Revenue Form FD 13 or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions contained in such Form), whichever is applicable, within 60 days following a written request of the Company (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

On or before the Closing Date the Company will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in the United States of America, if any, and in connection with the transfer of any Note the Company will furnish the transferee of such Note with copies of any Form and English translation then required.

If any payment is made by the Company to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Company pursuant to this Section 22, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Company such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

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The Company will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Company of any Tax in respect of any amounts paid under this Agreement or the Notes, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Company, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

If the Company is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Company would be required to pay any additional amount under this Section 22, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Company will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Company) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If the Company makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Company (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Company.

If the Company (i) furnishes to a holder of Notes an opinion of nationally recognized tax counsel that a reasonable basis exists for contesting a Tax, (ii) agrees in writing to pay such holder on demand all reasonable out-of-pocket costs and expenses that such holder may incur in contesting such Tax, including, without limitation, reasonable attorneys’ and accountants’ fees, and (iii) acknowledges in writing its obligation to indemnify such holder with respect to such Tax, then such holder shall cooperate with the Company as the Company may reasonable request in contesting such Tax. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

The obligations of the Company under this Section 22 shall survive the payment or transfer of any Note and the provisions of this Section 22 shall also apply to successive transferees of the Notes.

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SECTION 23. MISCELLANEOUS.

Section 23.1 Successors and Assigns. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 23.2 Payments Due on Non-Business Days. Anything in this Agreement, any Supplement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount, if any, Modified Make-Whole Amount, if any, Breakage Amount, if any, Change of Control Premium, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 23.3 Accounting Terms. All accounting terms used herein or in any Supplement which are not expressly defined in this Agreement or in such Supplement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein or in any Supplement, (a) all computations made pursuant to this Agreement or in such Supplement shall be made in accordance with GAAP and (b) all financial statements shall be prepared in accordance with GAAP.

Section 23.4 Severability. Any provision of this Agreement or any Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of such Supplement, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.5 Construction. Each covenant contained herein or in any Supplement shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein or in any Supplement, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein or in any Supplement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement or any Supplement shall be deemed to be a part hereof or of such Supplement.

Section 23.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

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Section 23.7 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 23.8 Jurisdiction and Process; Waiver of Jury Trial.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, any Supplement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18(4) or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, ANY SUPPLEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

* * * * *

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The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

PNG COMPANIES LLC

By:	/s/ John McGuire
Name:	John McGuire
Title:	Vice President

This Agreement is hereby accepted

and agreed to as of the date thereof.

ING LIFE INSURANCE AND ANNUITY COMPANY
ING USA ANNUITY AND LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By:	ING Investment Management LLC, as Agent

By:	/s/ Christopher P. Lyons
Name:	Christopher P. Lyons
Title:	Senior Vice President

This Agreement is hereby accepted

and agreed to as of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY, on behalf of itself and as investment manager to the entities below

METLIFE INVESTORS INSURANCE COMPANY

METLIFE REINSURANCE COMPANY OF VERMONT

METLIFE INVESTORS USA INSURANCE COMPANY

GENERAL AMERICAN LIFE INSURANCE COMPANY

By:	/s/ John A. Tanyeri
Name:	John A. Tanyeri
Title:	Director

This Agreement is hereby accepted

and agreed to as of the date thereof.

HARTFORD LIFE INSURANCE COMPANY
HARTFORD ACCIDENT AND INDEMNITY COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
CHAMPLAIN LIFE REINSURANCE COMPANY

By: Hartford Investment Management
Company, Their agent and attorney-in-fact

By:	/s/ Ralph D. Witt
Name:	Ralph D. Witt	DEF
Title:	Vice President	TRG

This Agreement is hereby accepted

and agreed to as of the date thereof.

THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ Alan D. Onstad
Name:	Alan D. Onstad
Title:	Senior Director

This Agreement is hereby accepted

and agreed to as of the date thereof.

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Ruthard Murphy
Name:	Ruthard Murphy
Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	New York Life Investment Management LLC, Its Investment Manager

By:	/s/ Ruthard Murphy
Name:	Ruthard Murphy
Title:	Vice President

FORETHOUGHT LIFE INSURANCE COMPANY

By:	New York Life Investment Management LLC, Its Investment Manager

By:	/s/ Ruthard Murphy
Name:	Ruthard Murphy
Title:	Vice President

This Agreement is hereby accepted

and agreed to as of the date thereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

This Agreement is hereby accepted

and agreed to as of the date thereof.

AMERICAN HERITAGE LIFE INSURANCE COMPANY

By:	/s/ David Puckett
Name:	David Puckett

By:	/s/ Carrie A. Cazolas
Name:	Carrie A. Cazolas

Authorized Signatories

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ David Puckett
Name:	David Puckett

By:	/s/ Carrie A. Cazolas
Name:	Carrie A. Cazolas

Authorized Signatories

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ David Puckett
Name:	David Puckett

By:	/s/ Carrie A. Cazolas
Name:	Carrie A. Cazolas

Authorized Signatories

This Agreement is hereby accepted

and agreed to as of the date thereof.

PROVIDENT LIFE AND CASUALTY INSURANCE COMPANY

By:	Provident Investment Management, LLC
Its:	Agent

By:	/s/ Ben Vance
Name:	Ben Vance
Title:	Managing Director

UNUM LIFE INSURANCE COMPANY OF AMERICA

By:	Provident Investment Management, LLC
Its:	Agent

By:	/s/ Ben Vance
Name:	Ben Vance
Title:	Managing Director

This Agreement is hereby accepted

and agreed to as of the date thereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC as Investment Adviser

By:	/s/ John B. Wheeler
Name:	John B. Wheeler
Title:	Managing Director

C.M. LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC as Investment Adviser

By:	/s/ John B. Wheeler
Name:	John B. Wheeler
Title:	Managing Director

MASSMUTUAL ASIA LIMITED

By:	Babson Capital Management LLC as Investment Adviser

By:	/s/ John B. Wheeler
Name:	John B. Wheeler
Title:	Managing Director

This Agreement is hereby accepted

and agreed to as of the date thereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name:	Justin P. Kavan
Title:	Vice President

COMPANION LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name:	Justin P. Kavan
Title:	Authorized Signer

This Agreement is hereby accepted

and agreed to as of the date thereof.

BANKERS LIFE AND CASUALTY COMPANY COLONIAL PENN LIFE INSURANCE COMPANY CONSECO LIFE INSURANCE COMPANY CONSECO HEALTH INSURANCE COMPANY

By:	40|86 Advisors, Inc. acting as Investment Advisor

By:	/s/ Timothy L Powell
Name:	Timothy L Powell
Title:	VP

This Agreement is hereby accepted

and agreed to as of the date thereof.

MODERN WOODMEN OF AMERICA

By:	/s/ Nick S. Coin
Name:	Nick S. Coin
Title:	Treasurer & Investment Manager

This Agreement is hereby accepted

and agreed to as of the date thereof.

PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/ Lance P. Black
Name:	Lance P. Black
Title:	Treasurer

This Agreement is hereby accepted

and agreed to as of the date thereof.

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ David Divine
Name:	David Divine
Title:	Portfolio Manager

This Agreement is hereby accepted

and agreed to as of the date thereof.

CCG TRUST CORPORATION

By:	/s/ Steven Blazevic
Name:	Steven Blazevic
Title:	Managing Director

This Agreement is hereby accepted

and agreed to as of the date thereof.

CUNA MUTUAL INSURANCE SOCIETY

By:	MEMBERS Capital Advisors, Inc. acting as Investment Advisor

By:	/s/ Allen R. Cantrell
Name:	Allen R. Cantrell
Title:	Director, Investments

This Agreement is hereby accepted

and agreed to as of the date thereof.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Eve Hampton
Name:	Eve Hampton
Title:	Vice President, Investments

By:	/s/ Tad Anderson
Name:	Tad Anderson
Title:	Assistant Vice President, Investments

This Agreement is hereby accepted

and agreed to as of the date thereof.

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By:	/s/ R. Scott Higgins
Name:	R. Scott Higgins
Title:	Senior Vice President Sentinel Asset Management

This Agreement is hereby accepted

and agreed to as of the date thereof.

PRIMERICA LIFE INSURANCE COMPANY

By:	Conning, Inc., as Investment Manager

By:	/s/ John H. DeMallie
Name:	John H. DeMallie
Title:	Director

SENIOR HEALTH INSURANCE COMPANY OF PENNSYLVANIA

By:	Conning, Inc., as Investment Manager

By:	/s/ John H. DeMallie
Name:	John H. DeMallie
Title:	Director

INFORMATION RELATING TO PURCHASERS

Intentionally Left Blank

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquisition” shall mean the acquisition of all of the Capital Stock of Peoples by the Company pursuant to the Acquisition Agreement and the transactions related thereto.

“Acquisition Agreement” shall mean the Stock Purchase Agreement, dated as of July 1, 2008, by and between the Seller and HoldCo, and subsequently assigned (except for Section 5.4(g) thereof which was assigned to LDC Funding LLC pursuant to the Assignment and Assumption Agreement dated September 15, 2008 between LDC Funding LLC, HoldCo and the Seller) to the Company pursuant to the First Amendment, Assignment and Assumption Agreement, dated as of September 15, 2008, between the Company, HoldCo and the Seller (the “First Amendment”), including the exhibits thereto (as amended pursuant to the First Amendment), and further modified by the Side Agreement, dated as of January 3, 2010 among the Company, LDC Funding LLC and the Seller and the Closing Agreement, dated as of January 28, 2010, among the Company, LDC Funding LLC and Seller.

“Acquisition Documentation” shall mean collectively, the Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

“Additional Notes” is defined in Section 2.2(b).

“Additional Purchasers” shall mean purchasers of Additional Notes.

“Additional Term Facility” shall have the meaning assigned thereto in the Intercreditor Agreement.

“Add-On Acquisition” shall mean the acquisition by the Company of (a) all or substantially all of the Capital Stock of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case (1) whether or not involving a merger or a consolidation with such other Person and (2) whether in one transaction or a series of related transactions.

“Affiliate” shall mean, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or Capital Stock of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or Capital Stock. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Terrorism Order” shall mean Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

SCHEDULE B

(to Note Purchase Agreement)

“Breakage Amount” shall mean any loss, cost or expense reasonably incurred by any Canadian Holder which has entered into a Swap Agreement relating to the exchange of Canadian Dollars for United States Dollars in connection with its purchase of Notes as a result of any payment or prepayment of any Note held by it on a day other than the scheduled maturity thereof (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), and any loss or expense arising from the liquidation or reemployment of funds obtained by such holder or from fees payable to terminate the deposits from which such funds were obtained. Each applicable Canadian Holder shall determine the Breakage Amount with respect to the principal amount of its Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company setting forth such determination in reasonable detail not less than two Business Days prior to the date of prepayment in the case of any prepayment pursuant to Section 8.2, 8.6 or 8.7 or any payment required by Section 12. Each such determination shall be conclusive absent manifest error.

“Business” is defined in Section 5.18(b).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Canadian Holder” shall mean holder of a Note that is organized in or under the laws of Canada or any province thereof.

“Capital Lease” shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligations” shall mean as to any Person, the obligations of such Person and its Subsidiaries to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a consolidated balance sheet of such Person and its Subsidiaries under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents” shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and which are rated at least AA- by S&P or Aa3 by Moody’s; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within 270 days from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least AA- by S&P or Aa3 by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Closing” is defined in Section 3.

“Closing Date” is defined in Section 3.

“Change of Control” is defined in Section 8.7(h).

“Change of Control Premium” shall mean, with respect to any Note being repaid pursuant to Section 8.7, an amount equal to 1.00% of the principal amount thereof

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” shall mean all property of the Company, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document (including all of the Capital Stock of (a) Peoples, (b) PNG Services and (c) any Subsidiary acquired in a Permitted Acquisition).

“Collateral Agent” shall mean BNP Paribas, as collateral agent under the Intercreditor Agreement, and its successors and permitted assigns in such capacity.

“Company” shall mean PNG Companies LLC, a Delaware limited liability company or any successor that becomes such in the manner prescribed in Section 10.8.

“Company Peoples Pension Plan” shall mean the defined benefit pension plan established (or caused to be established) by the Company or its Affiliates, or maintained by the Company or its Affiliates pursuant to Section 5.7(d) or 5.7(g) of the Acquisition Agreement.

“Confidential Information” is defined in Section 20.

“Consolidated Capitalization” shall mean, at any date, the sum of (a) Consolidated Total Net Worth as at the end of the most recently ended fiscal quarter of the Company and (b) Consolidated Debt at such date.

“Consolidated Debt” shall mean, at any date, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating compliance with the financial covenant set forth in Section 10.2 any Indebtedness resulting from borrowings under the Revolving Working Capital Facility (under and as defined in the Credit Agreement (as in effect on the Closing Date)) in excess of $12,500,000 shall not be included as “Consolidated Debt.”

“Consolidated Debt to Capitalization Ratio” shall mean, at any time, the ratio of Consolidated Debt to Consolidated Capitalization at such time.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount, debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness and, to the extent included in the calculation of Consolidated Net Income and without duplication of the foregoing, (x) any Transaction Costs related to the Acquisition and (y) any payment made by the Company to the Seller pursuant to Section 2 of the Waiver Agreement among the Company, the Seller and LDC Funding LLC dated as of January 3, 2010; provided, that the amounts referred to in this clause (y) shall not, in the aggregate, exceed $20,000,000, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs and (e) any extraordinary or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), provided, that the amounts referred to in this clause (e) shall not, in the aggregate, exceed $15,000,000 for any fiscal year of the Company, and minus, (1) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (ii) income tax credits (to the extent not netted from income tax expense) and (iii) any other non-cash income and (2) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.

“Consolidated Interest Expense” shall mean, for any period, total cash interest expense (including that attributable to Capital Lease Obligations and capitalized interest) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” shall mean, as of the date of any determination thereof, the total assets of the Company and its Subsidiaries that would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

“Consolidated Total Net Worth” shall mean, at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Company and its Subsidiaries under stockholders’ equity at such date.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Control Event” is defined in Section 8.7(i).

“Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of February 26, 2010 by and among the Company, the Lenders (as defined therein) from time to time parties thereto, BNP Paribas, as administrative agent, and the other agents party thereto, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof, which constitute the primary bank credit facility of the Company and its Subsidiaries.

“Default” shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” shall mean (a) with respect to any Series 2010-A Note, that rate of interest that is the greater of (1) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of such Series 2010-A Note or (2) 2.00% over the rate of interest publicly announced by BNP Paribas in New York, New York as its “base” or “prime” rate and (b) with respect to the Notes of any Series of Additional Notes, as set forth in the Supplement pursuant to which such Series of Notes was issued.

“Disposition” is defined in Section 10.7.

“Dominion Peoples Pension Plan” shall mean The Dominion Peoples Gas Union Pension Plan.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” shall mean any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (with respect to exposure to Materials of Environmental Concerns) or the environment.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in the good faith opinion of a Responsible Officer.

“Financing Costs” shall mean any fees and expenses incurred by the Company and its Affiliates in connection with the HoldCo Facility Documentation, the Credit Agreement, this Agreement and the Notes, the loans and other extensions of credit hereunder and thereunder, the other loan and credit documents relating thereto, and the commitment letters and fee letters relating thereto, which shall include financing due diligence costs, financing upfront fees, legal fees and expenses, ticking fees, and other costs and expenses relating to the financing contemplated hereby and thereby as well as any previously contemplated financing.

“Fitch” shall mean Fitch Ratings, Ltd.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America. Notwithstanding the foregoing or anything else contained in this Agreement or in any Supplement, for purposes of determining compliance with Section 10, any election by the Company to measure an item of Indebtedness using fair value (as permitted by FAS 159, International Accounting Standard 39 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

“Governmental Authority” shall mean

(a) the government of

(1) the United States of America or any State or other political subdivision thereof, or

(2) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantee Obligation” shall mean, as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (4) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“HGI Facility” shall mean one or more facilities that the Company or its Subsidiaries may enter into with one or more of BNP Paribas, Union Bank, N.A. and/or The Bank of Nova Scotia (each a “HGI Counterparty”) pursuant to which the Company or a Subsidiary shall fund the purchase of gas inventory by purchasing natural gas in an open market transaction, by selling such natural gas to the applicable HGI Counterparty and be obligated to repurchase such natural gas at a specified time or times for a specified price or a substantially similar facility; provided that (a) in the event the Company or a Subsidiary fails to repurchase the applicable gas pursuant to the applicable HGI Facility, the remedies of the HGI Counterparty are limited to selling the natural gas and proceeding against the Company or the applicable Subsidiary for any deficiency and (b) each HGI Facility shall be used solely to fund the supplies of natural gas required for Peoples and any other Subsidiary of the Company in the regulated local gas distribution business to provide gas to its customers and not for the purpose of speculating in commodities or operating a commodities trading business.

“HoldCo” shall mean LDC Holdings LLC, a Delaware limited liability company.

“HoldCo Facility Documentation” shall mean a credit agreement or other document entered into by HoldCo in connection with HoldCo incurring senior secured Indebtedness or any refinancing thereof (including any incremental facilities or other additional Indebtedness of HoldCo incurred in connection with a Permitted Acquisition), together with all instruments and other agreements entered into by HoldCo in connection therewith; provided, that (a) no HoldCo Facility Documentation shall contain any restrictions on the Company or any of its Subsidiaries which are more restrictive than those contained in the Credit Agreement and (b) the aggregate outstanding principal amount under all HoldCo Facility Documentation shall not at any time exceed $125,000,000.

“holder” shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” shall mean, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all obligations of such Person under any HGI Facility, (h) the liquidation value of all redeemable preferred Capital Stock of such Person, (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (k) for the purposes of Section 11(f) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Institutional Investor” shall mean (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 in aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form and (d) any Related Fund of any holder of any Note.

“Intercreditor Agreement” is defined in Section 4.5.

“Investment Grade Rating” shall mean a rating equal to or higher than BBB- by S&P or Fitch and a rating equal to or higher than Baa3 by Moody’s.

“Investments” is defined in Section 10.6.

“Lender” shall mean each financial institution from time to time party to the Credit Agreement as a “lender.”

“Lien” shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” shall have the meaning (a) set forth in Section 8.9 with respect to the Series 2010-A Notes and (b) set forth in the applicable Supplement with respect to any other Series or tranche of Additional Notes.

“Material” shall mean material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries, taken as a whole (after giving effect to any valid, uncontested indemnity from the Seller and any independent third-party insurance as to which the insurer does not dispute coverage with respect thereto).

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement, the Notes or any Security Document or (c) the validity or enforceability of this Agreement, the Notes or any Security Document.

“Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any applicable Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Memorandum” is defined in Section 5.3.

“Modified Make-Whole Amount” shall have the meaning (a) set forth in Section 8.9 with respect to the Series 2010-A Notes and (b) set forth in the applicable Supplement with respect to any other Series or tranche of Additional Notes.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multi-employer Plan” shall mean any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC” shall mean the National Association of Insurance Commissioners or any successor thereto.

“Notes” is defined in Section 1.

“Officer’s Certificate” shall mean a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Payment Default” shall mean any Default pursuant to Sections 11(a) or 11(b).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Peoples” shall mean Peoples Natural Gas Company LLC, a Pennsylvania limited liability company.

“Permitted Acquisition” shall mean any Add-On Acquisition that satisfies each of the following requirements:

(a) at least 10 Business Days prior to the closing of such Add-On Acquisition, the Company shall have delivered to each holder of Notes an Officer’s Certificate describing such Add-On Acquisition in reasonable detail;

(b) both immediately before and immediately after giving effect to such Add-On Acquisition, no Default or Event of Default exists or will exist or would result therefrom;

(c) such Add-On Acquisition shall not be opposed by the board of directors or governing body of the Person or assets being acquired;

(d) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable statutes, rules and regulations of any Governmental Authority applicable thereto;

(e) neither the Company nor any Subsidiary shall, as a result of or in connection with any such Add-On Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation or other matters) that could reasonably be expected, as of the date of such Add-On Acquisition, to result in the existence or occurrence of a Material Adverse Effect;

(f) if such Add-On Acquisition results in a new direct or indirect Subsidiary of the Company, (1) 100% of the Capital Stock of such Subsidiary shall be pledged to secure the obligations of the Company hereunder (including any Supplement) and under the Notes and the other Senior Secured Obligations (as defined in the Intercreditor Agreement) and (2) the holders of the Notes shall have received board resolutions, officer’s certificates, opinions of counsel and organization documents with respect to such Subsidiary as the Required Holders or the Collateral Agent shall reasonably request in connection with such pledge;

(g) the Person or assets subject to such Add-On Acquisition is or are in the regulated local gas distribution business or similar type of business;

(h) each holder of Notes shall have received a copy of letters from at least two Rating Agencies reaffirming that, immediately after giving effect to such Add-On Acquisition, the Notes shall be rated at least the same rating as the Notes were rated immediately prior to such Add-On Acquisition;

(i) concurrently with such Add-On Acquisition, the Company shall have taken any action requested by the Required Holders or the Collateral Agent pursuant to Section 9.8; and

(j) the Company shall be in pro forma compliance with the provisions of Sections 10.1, 10.2 and 10.3 both immediately before and immediately after giving effect thereto, which in the case of Section 10.1, shall be calculated as if such Add-On Acquisition occurred, and any Indebtedness incurred in connection with such Add-On Acquisition was incurred, on the first day of the period then being tested.

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” shall mean an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Pledged Stock” shall have the meaning specified in the Security Agreement.

“PNG Services” shall mean PNG Services LLC, a Delaware limited liability company.

“Properties” is defined in Section 5.18(a).

“property” or “properties” shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” shall mean any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Portion” for any Note shall mean an amount equal to the product of (a) the net proceeds from a Disposition being applied to the payment or prepayment of Indebtedness pursuant to clause (ii)(B) of the second paragraph of Section 10.7 multiplied by (b) a fraction, the numerator of which is the aggregate outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of all Indebtedness of the Company and its Subsidiaries which is subject to the Intercreditor Agreement.

“Rating Agency” shall mean Fitch, Moody’s and S&P and, in each case, any successors thereto.

“Related Fund” shall mean, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” shall mean, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payments” is defined in Section 10.5.

“S&P” shall mean Standard & Poor’s Rating Group, a Division of the McGraw Hill Companies, Inc.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security Agreement” shall mean that certain Amended and Restated Security and Pledge Agreement dated as of February 26, 2010 entered into between the Company and the Collateral Agent and substantially in the form attached hereto as Exhibit 2, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

“Security Document” shall mean the Security Agreement, the Intercreditor Agreement and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any property of any Person to secure the obligations and liabilities of the Company or any Subsidiary under this Agreement, any Supplement or the Notes and the other Senior Secured Obligations (as defined in the Intercreditor Agreement).

“Seller” shall mean Dominion Resources, Inc.

“Senior Financial Officer” shall mean the chief financial officer, principal accounting officer, treasurer, comptroller or similar officer of the Company.

“Series” shall mean any series of Notes issued pursuant to this Agreement or any Supplement.

“Series 2010-A Notes” is defined in Section 1.

“Solvent” when used with respect to any Person, shall mean that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (1) “debt” means liability on a “claim”, and (2) “claim” means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably expected to become an actual or matured liability.

“Sponsor” shall mean SteelRiver Infrastructure Fund North America LP, a Delaware limited partnership.

“Subsidiary” shall mean, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Debt” shall mean (without duplication), as of the date of any determination thereof, the sum of all Indebtedness of Subsidiaries (including all Guarantee Obligations of Indebtedness of the Company) but excluding Indebtedness owing to the Company or any Wholly-Owned Subsidiary.

“Supplement” is defined in Section 2.2(a).

“SVO” shall mean the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries shall be a “Swap Agreement.”

“Tax” shall mean any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost or withholding.

“Taxing Jurisdiction” is defined in Section 22.

“tranche” shall mean all Notes of a Series having the same maturity, interest rate and schedule for mandatory prepayments.

“Tranche 1 Notes” is defined in Section 1.

“Tranche 2 Notes” is defined in Section 1.

“Tranche 3 Notes” is defined in Section 1.

“Transaction Costs” shall mean any fees and expenses (other than Financing Costs and the origination fees payable by the Sponsor) incurred by the Company and its Affiliates in connection with the Acquisition to the extent that such fees and expenses, which shall include, due diligence costs, legal, accounting, consulting and/or advisory fees, and other costs and expenses, relate to the acquisition of Peoples, but in no event, when added to the Financing Costs, an amount greater than $45,000,000.

“Transactions” shall mean the Acquisition, the transactions contemplated by the Credit Agreement and the transactions contemplated by this Agreement (including, the issuance and sale of the Notes) and the Security Documents.

“USA Patriot Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” shall mean, at any time, any Subsidiary 100% of all of the Capital Stock (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Schedule 5.3

to the Note Purchase Agreement

Disclosure Materials

PNG Companies LLC US Private Placement Investor Presentation provided by BNP Paribas to investors on February 3, 2010.

Order and Opinion of the PPUC, dated November 19, 2009.

Projected Financial Statements provided by BNP Paribas to investors on February 4, 2010.

Standard & Poor’s Research Update: PNG Companies LLC Rated at ‘BBB-’, Outlook Stable, dated February 8, 2010.

Schedule 5.4

to the Note Purchase Agreement

Subsidiaries of the Company and Ownership of Subsidiary Stock

Name	Jurisdiction of Formation	Percentage of Membership Interests outstanding owned by the Company
PNG Services LLC	Delaware	100%
Peoples Natural Gas Company LLC	Pennsylvania	100%

The Directors of the Company include:

1.	Christopher P. Kinney, Chairman

2.	Dennis T. Mahoney, Jr.

3.	Michael J. Cyrus

4.	James Mahoney

5.	Morgan O’Brian

The Officers of the Company include:

1.	Morgan O’Brian – Chief Executive Officer

2.	Clifford Losh – Secretary and Vice President

3.	Kenneth Pereira – CFO and Vice President

4.	Christopher P. Kinney – Vice President

5.	Dennis T. Mahoney, Jr. – Vice President

6.	Michael J. Cyrus – Vice President

7.	James Mahoney – Vice President

8.	John McGuire – Vice President

Agreements

Pennsylvania Public Utility Commission Opinion and Order, dated November 19, 2009.

Schedule 5.5

to the Note Purchase Agreement

Financial Statements

Financial Statements of The Peoples Natural Gas Company for the fiscal years ending December 31, 2008, December 31, 2007 and December 31, 2006 and Independent Auditors’ Report.

Unaudited Financial Statements of The Peoples Natural Gas Company for the fiscal year ending December 31, 2009.

Unaudited Financial Statements of The Peoples Natural Gas Company for the fiscal year ending December 31, 2005.

Unaudited Financial Statements of The Peoples Natural Gas Company for the fiscal year ending December 31, 2004.

Schedule 5.7

to the Note Purchase Agreement

Governmental Approvals

None.

Schedule 5.15

to the Note Purchase Agreement

Existing Indebtedness

The Company is obligated to make certain loan principal and interest payments pursuant to the Amended and Restated Credit Agreement, dated as of February 26, 2010, among the Company, the several lenders from time to time party thereto, Union Bank, N.A., as documentation agent, The Bank of Nova Scotia, as syndication agent, BNP Paribas, as administrative agent, and BNP Paribas and The Bank of Nova Scotia, as joint bookrunners.

Schedule 5.19

to the Note Purchase Agreement

UCC Filings

Filing	Debtor	Secured Party	Location
UCC-1	Company	Collateral Agent	Delaware Secretary of State

Schedule 10.4

to the Note Purchase Agreement

Existing Encroachments

See Conceptual Development, Inc., v. Dominion Peoples; Court of Common Please of Allegheny County; Case No. GD-07-014391 (Declaratory judgment to define the width of an easement held by Dominion Peoples).

The above relates to a right of way dispute with respect to an easement relating to transmission of gas lines and could not reasonably be expected to be material.

FORM OF SERIES 2010-A NOTE, TRANCHE 1

PNG COMPANIES LLC

4.17% Series 2010-A Senior Secured Note, Tranche 1, due February 26, 2015

No. R2010-A-1-	, 20
$	PPN

FOR VALUE RECEIVED, the undersigned, PNG COMPANIES LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to                             , or registered assigns, the principal sum of                              DOLLARS (or so much thereof as shall not have been prepaid) on February 26, 2015, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.17% per annum from the date hereof, payable semiannually, on the twenty-sixth day of February and August in each year, commencing with the February 26 or August 26 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the greater of (1) 6.17% or (2) 2.00% over the rate of interest publicly announced by BNP Paribas from time to time in New York, New York as its “base” or “prime” rate, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, Modified Make-Whole Amount, Change of Control Premium and Breakage Amount payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount, Modified Make-Whole Amount, Change of Control Premium and Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal offices of BNP Paribas in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Series 2010-A Senior Secured Notes, Tranche 1 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of February 26, 2010 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the

EXHIBIT 1(a)

(to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

PNG COMPANIES LLC

By
Its

E-1(a)-2

FORM OF SERIES 2010-A NOTE, TRANCHE 2

PNG COMPANIES LLC

4.93% Series 2010-A Senior Secured Note, Tranche 2, due February 26, 2017

No. R2010-A-2-	, 20
$	PPN

FOR VALUE RECEIVED, the undersigned, PNG COMPANIES LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to                             , or registered assigns, the principal sum of                              DOLLARS (or so much thereof as shall not have been prepaid) on February 26, 2017, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.93% per annum from the date hereof, payable semiannually, on the twenty-sixth day of February and August in each year, commencing with the February 26 or August 26 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the greater of (1) 6.93% or (2) 2.00% over the rate of interest publicly announced by BNP Paribas from time to time in New York, New York as its “base” or “prime” rate, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, Modified Make-Whole Amount, Change of Control Premium and Breakage Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount, Modified Make-Whole Amount, Change of Control Premium and Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal offices of BNP Paribas in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Series 2010-A Senior Secured Notes, Tranche 2 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of February 26, 2010 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and

EXHIBIT 1(b)

(to Note Purchase Agreement)

registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

PNG COMPANIES LLC

By
Its

E-1(b)-2

FORM OF SERIES 2010-A NOTE, TRANCHE 3

PNG COMPANIES LLC

5.53% Series 2010-A Senior Secured Note, Tranche 3, due February 26, 2020

No. R2010-A-3-	, 20
$	PPN

FOR VALUE RECEIVED, the undersigned, PNG COMPANIES LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to                             , or registered assigns, the principal sum of                              DOLLARS (or so much thereof as shall not have been prepaid) on February 26, 2020, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.53% per annum from the date hereof, payable semiannually, on the twenty-sixth day of February and August in each year, commencing with the February 26 or August 26 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the greater of (1) 7.53% or (2) 2.00% over the rate of interest publicly announced by BNP Paribas from time to time in New York, New York as its “base” or “prime” rate, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, Modified Make-Whole Amount, Change of Control Premium and Breakage Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount, Modified Make-Whole Amount, Change of Control Premium and Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal offices of BNP Paribas in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Series 2010-A Senior Secured Notes, Tranche 3 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of February 26, 2010 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the

EXHIBIT 1(c)

(to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

PNG COMPANIES LLC

By
Its

E-1(c)-2

FORM OF SECURITY AGREEMENT

See Attached.

EXHIBIT 2

(to Note Purchase Agreement)

EXECUTION COPY

AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT

made by

PNG COMPANIES LLC

in favor of

BNP PARIBAS,

as Collateral Agent

Dated as of February 26, 2010

i

7.11	Submission To Jurisdiction; Waivers	16
7.12	Acknowledgements	17
7.13	Releases	17
7.14	WAIVER OF JURY TRIAL	18
7.15	Intercreditor Agreement Controls	18

SCHEDULES

Schedule 1	Investment Property
Schedule 2	Perfection Matters
Schedule 3	Jurisdictions of Organization and Chief Executive Offices

ii

AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT

AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT (the “Agreement”), dated as of February 26, 2010, made by PNG Companies LLC, (the “Borrower”), in favor of BNP Paribas, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower has entered into to that certain Credit Agreement, dated as of February 1, 2010 (as amended and restated on February 26, 2010, and as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), with the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Union Bank, N.A., as documentation agent (the “Documentation Agent”), The Bank of Nova Scotia, as syndication agent (the “Syndication Agent”), and BNP Paribas, in its capacity as administrative agent (the “Administrative Agent”, together with the Collateral Agent, Documentation Agent and Syndication Agent, the “Agents”), pursuant to which the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement (a) in the case of the revolving capital expenditure loans will be used to pay for capital expenditures of Peoples and (b) in the case of the revolving working capital loans were used to finance a portion of the Acquisition Consideration related to working capital and will be used to pay for working capital needs of Peoples;

WHEREAS, it was a condition precedent to the obligation of the Lenders to make their respective initial extensions of credit on February 1, 2010 to the Borrower under the Credit Agreement that the Borrower shall have executed and delivered that certain Security and Pledge Agreement dated as of February 1, 2010 (the “Original Security Agreement”) in favor of the Collateral Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Borrower is concurrently herewith entering into that certain Note Purchase Agreement dated as of February 26, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Note Purchase Agreement”) with each of the purchasers listed on Schedule A thereto (collectively, the “Series 2010-A Note Purchasers”) pursuant to which the Borrower will issue $411,000,000 aggregate principal amount of its Series 2010-A Senior Secured Notes consisting of (a) $125,000,000 aggregate principal amount of its 4.17% Series 2010-A Senior Secured Notes, Tranche 1, due February 26, 2015, (b) $105,000,000 aggregate principal amount of its 4.93% Series 2010-A Senior Secured Notes, Tranche 2, due February 26, 2017 and (c) $181,000,000 aggregate principal amount of its 5.53% Series 2010-A Senior Secured Notes, Tranche 3, due February 26, 2020 (collectively, the “Series 2010-A Notes”);

WHEREAS, it is a condition precedent to the obligation of the Series 2010-A Note Purchasers to purchase the Series 2010-A Notes pursuant to the Note Purchase Agreement that the Borrower and the Collateral Agent amend and restate the Original Security Agreement in form of this Agreement;

WHEREAS, the Borrower may from time to time enter into additional term loan facilities with Additional Term Lenders (as defined below), who will provide Additional Term Loans (as defined below) to the Borrower and be secured equally and ratably as the other Secured Parties;

WHEREAS, the Administrative Agent on behalf of the Lenders, Series 2010-A Note Purchasers and Collateral Agent are concurrently herewith entering into the Intercreditor Agreement (as defined below) to, among other things, define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship between the Secured Parties; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower and the Collateral Agent hereby agree to amend and restate the Original Security Agreement as hereinafter set forth and the Borrower hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.     DEFINED TERMS

1.1    Definitions. (a) The following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Additional Notes”: as defined in the Note Purchase Agreement as in effect on the date hereof.

“Additional Term Lender”: as defined in the Intercreditor Agreement.

“Additional Term Loan Documents”: as defined in the Intercreditor Agreement.

“Additional Term Loans”: as defined in the Intercreditor Agreement.

“Agreement”: this Amended and Restated Security and Pledge Agreement, as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Collateral”: as defined in Section 2.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 5.2.

“Commitments”: the collective reference to the obligations of the Lenders to make Loans and participate in Letters of Credit under the Credit Agreement.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

2

“Default”: any Event of Default, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Event of Default”: collectively, any “Event of Default” as defined in the Credit Agreement, any “Event of Default” as defined in the Senior Note Documents and any “Event of Default” as defined in the Additional Term Loan Documents.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“HoldCo”: LDC Holdings LLC, a Delaware limited liability company.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by the Borrower to HoldCo or any of its Subsidiaries.

“Intercreditor Agreement: that certain Intercreditor and Collateral Agency Agreement dated as of February 26, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time), originally by and among the Administrative Agent, the Series 2010-A Noteholders and the Collateral Agent.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property that is a Subsidiary of the Borrower.

“Letter of Credit”: any letter of credit issued pursuant to the Credit Agreement.

“Liens”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made by any Lender pursuant to the Credit Agreement.

“Loan Documents”: the Credit Agreement, this Agreement, the Intercreditor Agreement, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

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“Notes”: the collective reference to any promissory note evidencing the Loans.

“Obligations”: the Senior Secured Obligations as defined in the Intercreditor Agreement.

“Peoples”: Peoples Natural Gas Company LLC, a Pennsylvania limited liability company.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pledged Notes”: all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to the Borrower and all other promissory notes issued to or held by the Borrower (other than promissory notes issued in connection with extensions of trade credit by the Borrower in the ordinary course of business).

“Pledged Stock”: the shares of Capital Stock listed on Schedule 1, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Subsidiary of the Borrower that may be issued or granted to, or held by, the Borrower while this Agreement is in effect.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Reimbursement Obligations”: the obligation of the Borrower to reimburse issuers of any Letters of Credit pursuant to the terms of the Credit Agreement for amounts drawn under any Letter of Credit.

“Requirement of Law: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Parties”: the collective reference to the Agents, each Lender, each holder of Senior Notes and each Additional Term Lender, in each case, that is entitled to the benefits of and subject to the obligations under the Intercreditor Agreement as a Creditor.

“Securities Act”: the Securities Act of 1933, as amended.

“Senior Documents”: the collective reference to the Loan Documents, the Senior Note Documents and Additional Term Loan Documents, in each case as defined in the Intercreditor Agreement.

“Senior Lenders”: the Creditors as defined in the Intercreditor Agreement.

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“Senior Note Documents”: the Senior Note Documents as defined in the Intercreditor Agreement.

“Senior Notes” shall mean the Series 2010-A Notes and each series of Additional Notes issued pursuant to a Supplement.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Supplement” shall have the meaning assigned thereto in the Note Purchase Agreement as in effect on the date hereof.

1.2    Other Definitional Provisions. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.    GRANT OF SECURITY INTEREST

The Borrower hereby assigns, transfers, re-assigns and re-transfers to the Collateral Agent, and hereby grants and re-grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all Deposit Accounts;

(d)	all Documents;

(e)	all Equipment;

(f)	all Fixtures;

(g)	all General Intangibles;

(h)	all Instruments;

(i)	all Intellectual Property;

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(j)	all Inventory;

(k)	all Investment Property;

(l)	all Letter-of-Credit Rights;

(m)      all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(n)      all books and records pertaining to the Collateral; and

(o)      to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property (other than the Pledged Stock or Pledged Notes) any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under the UCC or any other applicable law and in the event of any termination or elimination of any such prohibition or the requirement for any consent contained in any Requirement of Law, contract, license, agreement, instrument or other document or shareholder or similar agreement, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such contract, license, agreement, instrument or other document or Investment Property shall be automatically and simultaneously granted hereunder and shall be included in the Collateral hereunder.

SECTION 3.    REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Collateral Agent and each Lender that:

3.1    Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Senior Documents, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Senior Documents.

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3.2    Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute valid security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof. Upon the filing of UCC financing statements naming the Borrower as “debtor”, naming the Collateral Agent as “secured party” and describing the Collateral, in the filing offices set forth on Schedule 2 annexed hereto, the security interests granted or purported to be granted hereby shall be perfected to the extent any such security interest may be perfected by the filing of a financing statement. In the case of the Pledged Stock consisting of certificated Securities, in addition to filing of such UCC financing statements, upon delivery of the certificates representing such certificated Securities to the Collateral Agent, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, the security interests in the Collateral granted to the Collateral Agent will constitute perfected security interests therein prior to all other Liens (except for Liens permitted by the Senior Documents) to the extent the creation, perfection and priority thereof is governed by the UCC.

3.3    Jurisdiction of Organization; Chief Executive Office. On the date hereof, the Borrower’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of the Borrower’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. The Borrower has furnished to the Collateral Agent certificate of formation, limited liability company agreement or other organization document and long form good standing certificate as of a date which is recent to the date hereof.

3.4    Investment Property. (a) The shares of Pledged Stock pledged by the Borrower hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by the Borrower.

(b)    All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)    Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)    The Borrower is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it hereunder, free of any and all Liens or options or shareholder or similar agreements in favor of, or claims of, any other Person, except the security interest created by this Agreement.

3.5    Commercial Tort Claims

(a)    On the date hereof, the Borrower does not have rights in any Commercial Tort Claim with potential value in excess of $100,000.

(b)    Upon the filing of UCC financing statements naming the Borrower as “debtor”, naming the Collateral Agent as “secured party” and describing the Commercial Tort Claims referred to in Section 4.7(a) below, in the filing offices set forth on Schedule 2 annexed hereto, the security interest in such Commercial Tort Claim granted to the Collateral Agent will constitute a perfected security interest therein prior to all other Liens (except for Liens permitted by the Senior Documents), to the extent any such security interest may be perfected by the filing of a financing statement.

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SECTION 4.     COVENANTS

The Borrower covenants and agrees with the Collateral Agent and the Senior Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

4.1    Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper in excess of $1,000,000 (or when combined with any previously undelivered Instrument, Certificated Security or Chattel Paper which have an aggregate value in excess of $2,000,000), such Instrument, Certificated Security or Chattel Paper (and any other previously undelivered Instrument, Certificated Security or Chattel Paper) shall promptly be delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement; provided that to the extent any such Instrument, Certificated Security or Chattel Paper is transferred to HoldCo as permitted by Section 7.6(c) of the Credit Agreement within three Business Days, the Borrower shall not be required to make any such delivery.

4.2    Maintenance of Insurance

(a)    The Borrower will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Collateral Agent and (ii) insuring the Borrower, the Collateral Agent and the Senior Lenders against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as is consistent with reasonable and prudent utility industry practice.

(b)    All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, to the extent such provision is generally available in the insurance market on a commercially reasonable basis, (ii) name the Collateral Agent and each Senior Lender as an additional insured party and the Collateral Agent as sole loss payee, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be consistent with reasonable and prudent utility practice.

(c)    The Borrower shall deliver to the Collateral Agent and the Senior Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower’s audited annual financial statements pursuant to the Senior Documents and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

4.3    Maintenance of Perfected Security Interest; Further Documentation. (a) The Borrower shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of the Borrower under the Senior Documents to dispose of the Collateral.

(b)    The Borrower will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of the Borrower and such other reports in connection therewith as the Collateral Agent or any Senior Lender may reasonably request, all in reasonable detail.

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(c)    At any time and from time to time, upon the written request of the Collateral Agent or any Senior Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent or any Senior Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted including, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

4.4    Changes in Name, etc.

The Borrower will not, except upon 15 days’ prior written notice to the Collateral Agent and each Senior Lender and delivery to the Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.3 or (ii) change its name.

4.5    Notices

The Borrower will advise the Collateral Agent and the Senior Lenders promptly, in reasonable detail, of any Lien (other than security interests created hereby or Liens permitted under the Senior Documents) on any of the Collateral which would materially and adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder.

4.6    Investment Property

(a)    If the Borrower shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Borrower shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the Borrower to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Borrower and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by the Borrower, the Borrower shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of the Borrower, as additional collateral security for the Obligations.

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(b) Without the prior written consent of the Collateral Agent, the Borrower will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Senior Documents), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Borrower or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

4.7    Commercial Tort Claims.

(a) If the Borrower shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $1,000,000, the Borrower shall within 30 days of obtaining such interest sign and deliver documentation acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

SECTION 5.     REMEDIAL PROVISIONS

5.1    Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Borrower of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 5.1(b) (provided that no such notice shall be required in the case of an Event of Default under Section 8(f)(i) or (ii) of the Credit Agreement or Sections 11(g) or (h) of the Note Purchase Agreement), the Borrower shall be permitted to receive all cash dividends and other distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Senior Documents, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the this Agreement or any other Senior Document.

(b)    If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the Borrower (provided that no such notice shall be required in the case of an Event of Default under Section 8(f)(i) or (ii) of the Credit Agreement or Sections 11(g) or (h) of the Note Purchase Agreement), (i) except as otherwise expressly permitted by the Senior Documents, the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations subject to the Intercreditor Agreement, in such order as the Collateral Agent may determine, and (ii) subject to clause (d) below, any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by the Borrower or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to

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account for property actually received by it, but the Collateral Agent shall have no duty to the Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)    The Borrower hereby authorizes and instructs each Issuer of any Pledged Stock pledged by the Borrower hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Borrower, and the Borrower agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Collateral Agent.

(d)    Anything in Section 5.1(b)(ii) or any other provision of this Agreement notwithstanding, in no event shall the Collateral Agent take any voting, remedial or other action with respect to any Collateral constituting Capital Stock of Peoples unless and until all authorizations, approvals and other actions by, and all notices to and filings with, all Governmental Authorities necessary under any Requirement of Law have been obtained, taken and made, as applicable (including without limitation the prior filing with and approval of the Pennsylvania Public Utility Commission).

5.2    Proceeds to be Turned Over To Collateral Agent. Except as otherwise permitted pursuant to the Senior Documents, if an Event of Default shall occur and be continuing, all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Collateral Agent and the Senior Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Collateral Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by the Borrower in trust for the Collateral Agent) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.

5.3    Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in accordance with the terms of the Intercreditor Agreement.

5.4    Code and Other Remedies. If an Event of Default shall occur and be continuing but subject to Section 5.1(d), the Collateral Agent, on behalf of the Senior Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Senior Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Senior Lender shall have the right

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upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived and released. The Borrower further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Borrower’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Senior Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, subject to the Intercreditor Agreement, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Collateral Agent or any Senior Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

5.5    Registration Rights. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.4, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Borrower will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Borrower agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)    The Borrower recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)    The Borrower agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.5 valid and binding and in compliance with any and all other applicable Requirements of Law.

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The Borrower further agrees that a breach of any of the covenants contained in this Section 5.5 will cause irreparable injury to the Collateral Agent and the Senior Lenders, that the Collateral Agent and the Senior Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against the Borrower, and the Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the relevant Senior Document.

5.6    Subordination. The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Collateral Agent, it shall consent to the full subordination of all Indebtedness owing by it to any Subsidiary of the Borrower to the indefeasible payment in full in cash of the Obligations and, to the extent permitted by law, direct any such Subsidiary to consent to such subordination.

5.7    Deficiency. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

SECTION 6.     THE COLLATERAL AGENT

6.1    Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) The Borrower hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Collateral Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do any or all of the following:

(i)    in the name of the Borrower or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iii)    execute, in connection with any sale provided for in Section 5.4 or 5.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits,

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actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any copyright, patent or trademark (along with the goodwill of the business to which any such copyright, patent or trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Borrower’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Senior Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing and, to the extent applicable, in compliance with Section 5.1(d).

(b)    If the Borrower fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)    The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans (as defined in the Credit Agreement) under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Collateral Agent on demand.

(d)    The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2    Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Senior Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and the Senior Lenders’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Senior Lender to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

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6.3    Financing Statements. Pursuant to any applicable law, the Borrower authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Borrower in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. The Borrower authorizes the Collateral Agent to use the collateral description “all personal property” in any such financing statements. The Borrower hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

6.4    Authority of Collateral Agent. The Borrower acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Senior Lenders, be governed by the Senior Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Borrower, the Collateral Agent shall be conclusively presumed to be acting as agent for the Senior Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 7.     MISCELLANEOUS

7.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented, amended and restated or otherwise modified except, in accordance with the Intercreditor Agreement.

7.2    Notices. All notices, requests and demands to or upon the Collateral Agent or the Borrower hereunder shall be effected in the manner provided for in the Intercreditor Agreement.

7.3    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Senior Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Senior Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Senior Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Senior Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4    Enforcement Expenses; Indemnification. (a) The Borrower agrees to pay or reimburse the Collateral Agent and, if incurred during the continuance of an Event of Default, each Senior Lender for all its costs and expenses incurred in collecting the Obligations or otherwise enforcing or preserving any rights under this Agreement and the other Senior Documents to which the Borrower is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Senior Lender and of counsel to the Collateral Agent.

(b)    The Borrower agrees to pay, and to save the Collateral Agent and the Senior Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

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(c)    The Borrower agrees to pay, and to save the Collateral Agent and the Senior Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to the Senior Documents.

(d)    The agreements in this Section 7.4 shall survive repayment of the Obligations and all other amounts payable under the Senior Documents.

7.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Collateral Agent and the Senior Lenders and their successors and assigns; provided that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

7.6    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.7    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.9    Integration. This Agreement and the other Senior Documents represent the agreement of the Borrower, the Collateral Agent and the Senior Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Senior Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Senior Documents.

7.10    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.11    Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Senior Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

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(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.12    Acknowledgements. The Borrower hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Senior Documents to which it is a party;

(b)    neither the Collateral Agent nor any Senior Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Senior Documents, and the relationship between the Borrower, on the one hand, and the Collateral Agent and Senior Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)    no joint venture is created hereby or by the other Senior Documents or otherwise exists by virtue of the transactions contemplated hereby among the Senior Lenders or among the Borrower and the Senior Lenders.

7.13    Releases. (a) At such time as the Loans, the Reimbursement Obligations, the Senior Notes and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Borrower hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower. At the request and sole expense of the Borrower following any such termination, the Collateral Agent shall deliver to the Borrower any Collateral held by the Collateral Agent hereunder, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

(b)    If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower in a transaction permitted by the Senior Documents, then the Collateral Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

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7.14    WAIVER OF JURY TRIAL. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SENIOR DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.15    Intercreditor Agreement Controls. In the event of any conflict between the provisions set forth in this Agreement and those set forth in the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall supersede and control the terms and provisions of this Agreement.

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IN WITNESS WHEREOF, each of the undersigned has caused this Security and Pledge Agreement to be duly executed and delivered as of the date first above written.

PNG COMPANIES LLC

By:

Title:

BNP PARIBAS, as Collateral Agent

By:

Title:

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Schedule 1

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares

Schedule 2

Uniform Commercial Code Filings

[List each office where a financing statement is to be filed]

Schedule 3

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Borrower	Jurisdiction of Organization	Location of Chief Executive Office

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Security and Pledge Agreement dated as of February 26, 2010 (the “Agreement”), made by the Borrower for the benefit of BNP Paribas, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Senior Lenders as follows:

1.    The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.    The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.5 of the Agreement.

3.    Subject to Section 5.1(d), the terms of Sections 5.1(c) and 5.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(c) or 5.5 of the Agreement.

PEOPLES NATURAL GAS COMPANY LLC

By:

Name:
Title:

Address for Notices:

Fax:

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Security and Pledge Agreement dated as of February 26, 2010 (the “Agreement”), made by the Borrower for the benefit of BNP Paribas, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Senior Lenders as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.5 of the Agreement.

3. The terms of Sections 5.1(c) and 5.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(c) or 5.5 of the Agreement.

PNG SERVICES LLC

By:

Name:
Title:

Address for Notices:

Fax:

FORM OF INTERCREDITOR AGREEMENT

See Attached.

EXHIBIT 3

(to Note Purchase Agreement)

EXECUTION VERSION

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

Dated as of February 26, 2010

By and Among

BNP PARIBAS,

as Collateral Agent

And

BNP PARIBAS,

as Administrative Agent

And

The Noteholders Party Hereto,

as Creditors

-i-

-ii-

ATTACHMENT TO INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT:

Exhibit A – List of Security Documents

Exhibit B – Addresses of Creditors

Exhibit C – Joinder

Exhibit D – Additional Term Lender Joinder

-iii-

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of February 26, 2010 (this “Agreement”), is entered into by and among BNP PARIBAS, in its capacity as Collateral Agent (as hereinafter defined), BNP PARIBAS, in its capacity as Administrative Agent (as hereinafter defined) for the Lenders (as hereinafter defined), each Noteholder (as hereinafter defined) named on the signature pages hereof and each other Creditor which becomes a party hereto after the date hereof.

RECITALS:

A.        PNG Companies LLC, a Delaware limited liability company (the “Company”), has heretofore entered into that certain Credit Agreement dated as of February 1, 2010 (as amended and restated on February 26, 2010, the “Credit Agreement”) with the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lenders”), Union Bank, N.A., as documentation agent, The Bank of Nova Scotia, as syndication agent, and BNP Paribas, as administrative agent (the “Administrative Agent”), pursuant to which the Lenders are providing revolving credit loans.

B.        The Company is concurrently herewith entering into that certain Note Purchase Agreement dated as of February 26, 2010 (the “Note Agreement”) with each of the purchasers listed on Schedule A thereto (collectively, the “Series 2010-A Noteholders”), pursuant to which the Noteholders will purchase $411,000,000 aggregate principal amount of Series 2010-A Senior Secured Notes of the Company consisting of (a) $125,000,000 aggregate principal amount of its 4.17% Series 2010-A Senior Secured Notes, Tranche 1, due February 26, 2015 (the “Tranche 1 Notes”), (b) $105,000,000 aggregate principal amount of its 4.93% Series 2010-A Senior Secured Notes, Tranche 2, due February 26, 2017 (the “Tranche 2 Notes”) and (c) $181,000,000 aggregate principal amount of its 5.53% Series 2010-A Senior Secured Notes, Tranche 3, due February 26, 2020 (the “Tranche 3 Notes”; the Tranche 1 Notes, the Tranche 2 Notes and the Tranche 3 Notes are collectively referred to herein as the “Series 2010-A Notes”). Pursuant to the Note Agreement, the Company may from time to time issue additional series of Senior Secured Notes in an aggregate principal amount not to exceed $189,000,000 (the “Additional Notes”; the Series 2010-A Notes and each series of Additional Notes are collectively referred to herein as the “Senior Secured Notes”) pursuant to Supplements (as hereinafter defined) to the Note Agreement to Additional Purchasers (as hereinafter defined).

C.        The Company may from time to time enter into Additional Term Facilities (as hereinafter defined) pursuant to which the Additional Term Lenders (as hereinafter defined) provide Additional Term Loans (as hereinafter defined) to the Company.

D.        The Revolving Obligations (as hereinafter defined), the Senior Note Obligations (as hereinafter defined) and any Additional Term Obligations (as hereinafter defined) will be secured equally and ratably by the Collateral (as hereinafter defined) pursuant to the Security Documents (as hereinafter defined) and administered in accordance with the terms and conditions hereof. The Lenders and the Noteholders desire to appoint BNP Paribas as the collateral agent (the “Collateral Agent”) to act on behalf of the Creditors (as hereinafter defined) regarding the Collateral, all as more fully provided herein. The parties hereto have entered into this Agreement to, among other things, define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship between the Creditors regarding their pari passu interests in the Collateral.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS.

Section 1.1.     Definitions. The following terms shall have the meanings assigned to them in this Section 1.1 or in the provisions of this Agreement referred to below:

“Additional Notes” shall have the meaning assigned thereto in the Recitals hereof.

“Additional Purchasers” shall mean the “Additional Purchasers” as defined in the Note Agreement as in effect on the date hereof.

“Additional Term Facility” shall mean any credit agreement or note agreement pursuant to which the Company incurs Additional Term Loans.

“Additional Term Lender” the financial institutions providing Additional Term Loans pursuant to an Additional Term Facility, and their successors and permitted assigns.

“Additional Term Lender Joinder” shall mean a joinder in substantially the form of Exhibit D hereto.

“Additional Term Loan Documents” shall mean each Additional Term Facility and all other agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby (including, without limitation, the Security Documents).

“Additional Term Loans” shall mean indebtedness of the Company (other than revolving loans) so long as (a) the proceeds of such indebtedness are used solely to either (i) refinance all or a portion of the outstanding principal amount of the Revolving CapEx Loans (as defined in the Credit Agreement (as in effect on the date hereof)) or (ii) refinance all or a portion of the Senior Secured Notes (any indebtedness used to refinance Senior Secured Notes being a “Note Refinancing”), (b) immediately after giving effect to the incurrence of any such indebtedness, (i) the ratio of Consolidated Debt to Consolidated Capitalization (as defined in the Credit Agreement) shall not exceed 0.50 and (ii) the ratio of Consolidated Debt to Consolidated Capitalization (as defined in the Note Agreement) shall not exceed 0.50, (c) such indebtedness shall be permitted pursuant to the terms of the Credit Agreement and the Note Agreement, (d) such indebtedness shall not (i) mature, provide for any scheduled amortization or, without the consent of the Required Holders and the Administrative Agent, require prepayments or be prepaid, in each case, prior to the Revolving Commitment Termination Date (as defined in the Credit Agreement) or (ii) have terms, other than pricing, more favorable to the providers of such indebtedness than the terms of the Credit Agreement unless consented to by the Administrative Agent and the Required Holders, (e) the holders of such indebtedness shall have become a party hereto pursuant to an Additional Term Lender Joinder, (f) immediately before and immediately after giving effect to the incurrence of such indebtedness and the use of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing, (g) each Creditor shall have received any documents or information, including resolutions and opinions of counsel, it reasonably requests in connection with the Company entering into such indebtedness and (h) with respect to any Note Refinancing and without limiting the foregoing, (i) such indebtedness shall not have terms, other than pricing, more favorable to the providers of such indebtedness than the terms of the Note Agreement unless consented to by the Required Holders and (ii) each Noteholder shall have received a copy of letters from at least two Rating Agencies (as defined in the Note Agreement) reaffirming that, immediately after giving effect to the issuance of such indebtedness, the Senior Secured Notes shall be rated at least the same rating as the Senior Secured Notes were rated immediately prior to such issuance.

“Additional Term Obligations” shall mean the obligations of the Company under any Additional Term Facility and the other Additional Term Loan Documents.

“Administrative Agent” shall mean the party identified as such in the Recitals hereof, and its successor and permitted assigns.

“Affiliate” shall mean, at any time, and as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” shall have the meaning assigned thereto in the Preamble hereof, and shall include such agreement as amended, supplemented, replaced, restated or otherwise modified in accordance with its terms.

“Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

“Bankruptcy Proceeding” shall mean, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Cash Equivalent Investments” shall mean: (a) direct obligations of the United States government or any agencies thereof and obligations guaranteed by the United States government, in each case having remaining terms to maturity of not more than 30 days; and (b) certificates of deposit, time deposits and acceptances, having remaining terms to maturity of not more than 30 days issued by United States banks which have a combined capital and surplus of at least $1,000,000,000 and having an “A” rating or better assigned thereto by Standard & Poor’s Ratings Group, a Division of The McGraw Hill Companies, Inc. or Moody’s Investors Service, Inc.

“Collateral” shall mean (a) all collateral under, and cash received in respect of, the Security Documents, (b) all collateral held by the Collateral Agent, the Administrative Agent or any other Creditor under the Loan Documents, the Senior Note Documents or the Additional Term Loan Documents and (c) all cash received as a result of the exercise of any setoff rights of any Creditor.

“Collateral Agent” shall mean the party identified as such in the Recitals hereof, and its successors and permitted assigns in such capacity.

“Company” shall mean that party identified as such in the Recitals hereof, and its successors and permitted assigns.

“Credit Agreement” shall have the meaning assigned thereto in the Recitals hereof, and shall include such agreement as amended, supplemented, replaced, restated or otherwise modified from time to time.

“Creditor” shall mean any one of the Administrative Agent, the Lenders, the Noteholders, any Additional Term Lender and any successors and permitted assigns to the interests in the Senior Secured Obligations owing to any such Persons.

“Default” shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

“Event of Default” shall mean any event or occurrence which would constitute an “Event of Default” under the terms of the Credit Agreement, the Note Agreement or any Additional Term Loan Facility or an event of default under the terms of any Security Document.

“Joinder” shall mean a joinder to this Agreement in the form of Exhibit C hereto.

“L/C Exposure” shall mean, as of any date of determination and without duplication, the “L/C Obligations” as defined in the Credit Agreement as in effect on the date hereof.

“L/C Issuer” shall mean BNP Paribas, The Bank of Nova Scotia or any other Lender who becomes an “Issuing Lender” under the Credit Agreement or any Affiliate thereof and its permitted successors as “Issuing Lender” under the Credit Agreement.

“Lender Exposure” shall mean, as of any date of determination, for any Lender, the sum, without duplication, of (a) the Total Outstandings of such Lender as of such date and (b) the Revolving Availability of such Lender as of such date; provided, that, if (1) a Bankruptcy Proceeding with respect to the Company has been commenced, (2) any of the Senior Secured Obligations have been accelerated (which acceleration has not been rescinded) and the Collateral Agent shall have received notice of such acceleration, (3) such Lender has terminated its

Revolving Commitment or (4) a Default or Event of Default under the Credit Agreement shall exist and such Lender shall not have, concurrently with its delivery of any instructions to the Collateral Agent, acknowledged in writing its willingness to continue to fund borrowing requests by the Company (or, if such Lender is also the L/C Issuer, its willingness to issue Letters of Credit requested by the Company) and otherwise extend credit, in each case, in accordance with the Credit Agreement, then “Lender Exposure” shall mean, as of such date of determination, for such Lender, such Lender’s Total Outstandings as of such date.

“Lenders” shall mean the parties identified as such in the Recitals hereof, and their successors and permitted assigns.

“Letters of Credit” shall mean all letters of credit issued under or pursuant to the Credit Agreement.

“Letters of Credit Collateral Account” shall have the meaning assigned thereto in Section 5.10 hereof.

“Lien” shall mean, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” shall mean the Credit Agreement and all other agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby (including, without limitation, the Security Documents).

“Majority Creditors” shall mean Creditors, considered as a single class, holding more than 50% of the sum of (a) the aggregate amount of the Lender Exposure of all Lenders, (b) the aggregate outstanding principal amount of the indebtedness evidenced by the Senior Secured Notes and (c) the aggregate outstanding principal amount of the Additional Term Loans.

“Note Agreement” shall have the meaning assigned thereto in the Recitals hereof, and shall include such agreement as amended, supplemented, replaced, restated or otherwise modified in accordance with its terms.

“Noteholders” shall mean the Series 2010-A Noteholders together with each Additional Purchaser that executes and delivers a Joinder to the Collateral Agent, and their successors and permitted assigns.

“Notice of Default” shall mean a notice pursuant to Section 5.2 hereof from the Collateral Agent to the Creditors of the occurrence of a Default or an Event of Default.

“Notice of Special Default” shall have the meaning assigned thereto in Section 5.11(a).

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Required Additional Term Lenders” shall mean, with respect to any Additional Term Facility, the Additional Term Lenders required pursuant to the terms of such Additional Term Facility to waive Events of Defaults thereunder.

“Required Holders” shall have the meaning assigned thereto in the Note Agreement.

“Required Lenders” shall mean the “Required Lenders” as defined in the Credit Agreement.

“Revolving Availability” shall mean an amount equal to the “Revolving Commitment” as defined in the Credit Agreement as in effect on the date hereof of a Lender minus the “Revolving Extensions of Credit” as defined in the Credit Agreement as in effect on the date hereof of such Lender (it being understood that the term “Revolving Commitment” shall include any “Incremental Revolving W/C Commitments,” if any, (as defined in the Credit Agreement as in effect on the date hereof) and that any such loans extended pursuant to the “Incremental Revolving W/C Commitments” shall constitute “Revolving Extensions of Credit”).

“Revolving Commitment” shall mean the commitment of the Lenders to fund further borrowing requests by the Company, participate in L/C Exposure and otherwise extend credit, in each case, in accordance with the Credit Agreement.

“Revolving Obligations” shall mean the obligations of the Company under the Credit Agreement and the other Loan Documents.

“Security Documents” shall mean the documents set forth on Exhibit A hereto and all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing documents or granting to the Collateral Agent Liens to secure the Senior Secured Obligations, whether now or hereafter executed, each as amended or amended and restated in conjunction herewith, or as may be amended, supplemented, replaced, restated or otherwise modified from time to time hereafter in accordance with the terms hereof and thereof. Security Documents shall not, however, include the Credit Agreement, the Note Agreement, any Additional Term Loan Facility or the Senior Secured Notes.

“Senior Note Documents” shall mean the Note Agreement, each Supplement, the Senior Secured Notes and all other agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby (including, without limitation, the Security Documents).

“Senior Note Obligations” shall mean the obligations of the Company under the Note Agreement, each Supplement, the Senior Secured Notes and the other Senior Note Documents.

“Senior Preferential Payment” shall mean any payments, property constituting Collateral or proceeds of the Collateral, from the Company or any other source with respect to the Senior Secured Obligations which are:

(a) received by a Creditor within 90 days prior to the (1) commencement of a Bankruptcy Proceeding with respect to the Company or any of its Subsidiaries or (2) the acceleration of the Revolving Obligations, the Senior Note Obligations or the Additional Term Obligations and which payment reduces the amount of the Senior Secured Obligations owed to such Creditor below the amount owed to such Creditor as of the 90th day prior to such occurrence;

(b) received by a Creditor (1) within 90 days prior to the occurrence of any other Event of Default which has not been waived or cured within 45 days after the occurrence thereof and which payment reduces the amount of the Senior Secured Obligations owed to such Creditor below the amount owed to such Creditor as of the 90th day prior to the occurrence of such Event of Default or (2) within 45 days after the occurrence of such Event of Default; or

(c) received by a Creditor after the occurrence of a Special Event of Default except as provided in Section 5.11(b).

“Senior Secured Notes” shall have the meaning assigned thereto in the Recitals hereof.

“Senior Secured Obligations” shall mean, collectively, (a) the indebtedness, obligations and liabilities of the Company and its Subsidiaries to the Lenders, the L/C Issuer and the Administrative Agent under the Loan Documents (including, without limitation, the Revolving Obligations), (b) the indebtedness, obligations and liabilities of the Company and its Subsidiaries to the Noteholders under the Senior Note Documents (including, without limitation, the Senior Note Obligations), (c) the indebtedness, obligations and liabilities of the Company and its Subsidiaries to the Additional Term Lenders under the Additional Term Facilities (including, without limitation, the Additional Term Obligations) and (d) the obligations and liabilities of the Company and its Subsidiaries to the Collateral Agent under this Agreement, the Loan Documents, the Senior Note Documents, the Additional Term Loan Documents and the Security Documents, in each case whether now existing or hereafter arising, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, and all obligations of the Company and its Subsidiaries, to the Creditors, arising out of any extension, refinancing or refunding of any of the foregoing obligations.

“Series 2010-A Noteholders” shall mean those parties identified as such in the Recitals hereof, and their successors and permitted assigns.

“Special Collateral Account” shall mean that certain interest bearing restricted account maintained by the Collateral Agent for the purpose of receiving and holding Senior Preferential Payments.

“Special Event of Default” shall mean (a) the commencement of a Bankruptcy Proceeding with respect to the Company or any of its Subsidiaries, (b) any other Event of Default which has not been waived or cured within 45 days after the occurrence thereof or (c) the acceleration of the Revolving Obligations, the Senior Note Obligations or the Additional Term Obligations.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Supplement” shall mean a “Supplement” as defined in the Note Agreement as in effect on the date hereof.

“Total Outstandings” shall mean “Revolving Extensions of Credit” as defined in the Credit Agreement as in effect on the date hereof.

Section 1.2.     Effectiveness of this Agreement. The effectiveness of this Agreement is conditioned upon (a) the execution and delivery of this Agreement by the Collateral Agent, the Administrative Agent and the Noteholders and (b) the execution, delivery and effectiveness of the Credit Agreement and the Note Agreement by each of the parties thereto.

SECTION 2. RELATIONSHIPS AMONG SECURED PARTIES.

Section 2.1.     Restrictions on Actions. Each Creditor (or in the case of the Lenders, the Administrative Agent on behalf of the Lenders) agrees that, so long as any Senior Secured Obligations are outstanding, the provisions of this Agreement shall provide the exclusive method by which any Creditor may exercise rights and remedies under the Security Documents. Therefore, each Creditor shall, for the mutual benefit of all Creditors, except as permitted under this Agreement:

(a) Refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedy under the Security Documents, except for delivering notices hereunder;

(b) Refrain from (1) selling any Senior Secured Obligations to the Company or any of its Affiliates after the occurrence of and during the continuance of any Default or Event of Default and (2) accepting any guaranty of, or any other security for, the Senior Secured Obligations from the Company or any of its Affiliates, except for any cash collateral received by the Administrative Agent or any other Creditor pursuant to the requirement of the Loan Documents, the Senior Note Documents or the Additional Term Loan Documents (which cash collateral shall constitute Collateral for purposes of this Agreement) and any guaranty or security granted to the Collateral Agent for the benefit of all Creditors; and

(c) Refrain from exercising any rights or remedies under the Security Documents which have or may have arisen or which may arise as a result of a Default or Event of Default;

provided, however, that nothing contained in subsections (a) through (c) above, shall prevent any Creditor from (1) imposing a default rate of interest in accordance with the Credit Agreement, the Note Agreement or any Additional Term Loan Facility, as applicable, (2) accelerating the maturity of, or demanding payment from the Company or any Subsidiary on, any Senior Secured Obligation owing to such Creditor, (3) instituting legal action against the Company or any Subsidiary to obtain a judgment or other legal process in respect of such Senior Secured Obligation, (4) subject to Section 6, filing to commence a Bankruptcy Proceeding against the Company or any Subsidiary and filing claims and otherwise participating in any voluntary or involuntary Bankruptcy Proceeding, (5) raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense directly relating solely to the Collateral or any one or more of the Security Documents but not relating to any Creditor, which shall be governed by the provisions of this Agreement or (6) exercising any right of setoff, recoupment or similar right; provided that the amounts so setoff or recouped shall constitute Collateral for purposes of this Agreement and the Creditor shall promptly cause such amounts to be delivered to the Collateral Agent for deposit in the Special Collateral Account.

Section 2.2.    Representations and Warranties.

(a) Each of the Creditors (or in the case of the Lenders, the Administrative Agent on behalf of the Lenders) represents and warrants to the other parties hereto that:

(1)     the execution, delivery and performance by such Creditor of this Agreement has been duly authorized by all necessary corporate or similar proceedings and does not and will not contravene any provision of law, its charter or by-laws or any amendment thereof, or of any indenture, agreement, instrument or undertaking binding upon such Creditor; and

(2)     the execution, delivery and performance by such Creditor of this Agreement will result in a valid and legally binding obligation of such Creditor enforceable in accordance with its terms.

(b) The Administrative Agent further represents and warrants to the other parties hereto that as of the date hereof the Administrative Agent has the power and authority under the Loan Documents to execute and deliver this Agreement and to carry out its obligations hereunder, in each case, on behalf of the Lenders.

Section 2.3.     Cooperation; Accountings.     Each of the Creditors will, upon the reasonable request of another Creditor or the Collateral Agent, from time to time execute and deliver or cause to be executed and delivered such further instruments, and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement. Each Creditor agrees to provide to each other Creditor and the Collateral Agent upon reasonable request a statement of all payments received by it in respect of Senior Secured Obligations. The Collateral Agent will from time to time provide to each other Creditor upon reasonable request a statement of all (a) amounts received pursuant to the Security Documents (including, without limitation, in connection with the exercise of remedies thereunder) and (b) disbursements made therewith.

Section 2.4.     Termination of Credit Agreement, Note Agreement or Additional Term Loan Facility. Upon payment in full of all Senior Secured Obligations to any Creditor, and, in the case of any Lender, the termination of such Lender’s Revolving Commitment, such Creditor shall cease to be a party to this Agreement; provided, however, if all or any part of any payments to such Creditor are thereafter invalidated or set aside or required to be repaid to any Person in any Bankruptcy Proceeding or pursuant to Section 5.11, then this Agreement in respect of such Creditor shall be renewed as of such date and shall thereafter continue in full force and effect to the extent of the Senior Secured Obligations so invalidated, set aside or repaid.

SECTION 3. APPOINTMENT AND AUTHORIZATION OF COLLATERAL AGENT; APPOINTMENT OF CO-AGENTS.

Section 3.1.    Appointment and Authorization of Collateral Agent.

(a) Each Creditor (or in the case of the Lenders, the Administrative Agent on behalf of the Lenders) hereby designates and appoints BNP Paribas as the Collateral Agent of such Creditor under this Agreement and the Security Documents and BNP Paribas hereby accepts such designation and appointment. The appointment made by this Section 3.1(a) is given for valuable consideration and coupled with an interest and is irrevocable so long as the Senior Secured Obligations, or any part thereof, shall remain unpaid or subject to disgorgement hereunder or any Lender is obligated to fund any borrowing under the Loan Documents.

(b) Each Creditor (or in the case of the Lenders, the Administrative Agent on behalf of the Lenders) has reviewed the Security Documents set forth on Exhibit A and hereby irrevocably authorizes BNP Paribas as the Collateral Agent for such Creditor to (1) execute and enter into each of the Security Documents and all other instruments relating to said Security Documents, (2) to take action on its behalf expressly permitted to perfect, maintain and preserve the Liens granted thereby, (3) to execute instruments of release or to take such other action necessary to release Liens upon the Collateral to the extent authorized by this Agreement, the Security Documents or the requisite Creditors and (4) to exercise such other powers and perform such other duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof.

(c) Notwithstanding any provision to the contrary elsewhere in this Agreement or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any trust or fiduciary relationship with any Creditor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Security Document or otherwise exist against the Collateral Agent.

Section 3.2.     Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint a bank or trust company or one or more other Persons reasonably acceptable to the Majority Creditors, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Creditors with such power and authority as may be necessary for the effectual operation of the provisions hereof and of the Security Documents and as may be specified in the instrument of appointment.

SECTION 4. AGENCY PROVISIONS.

Section 4.1.     Delegation of Duties. The Collateral Agent may exercise its powers and execute any of its duties under this Agreement and the Security Documents jointly with any co-trustee or co-trustees appointed pursuant to Section 3.2 or by or through employees, agents, attorneys-in-fact or separate trustees appointed pursuant to Section 3.2 and shall be entitled to take and to rely on advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents, attorneys-in-fact, co-trustees or separate trustees selected by it with reasonable care. Subject to Section 3.2, the Collateral Agent may utilize the services of such Persons as the Collateral Agent in its sole discretion may determine, and all reasonable fees and expenses of such Persons shall be borne by the Company.

Section 4.2.     Exculpatory Provisions.     Neither the Collateral Agent nor any of the Collateral Agent’s officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Security Document (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Creditors for any recitals, statements, representations or warranties made by the Company or any Creditor or any officer of any thereof contained in any Security Document or in any certificate, report, statement or other document referred to or provided for in, or received by, the Collateral Agent under or in connection with this Agreement, any Security Document or any other document in any way connected therewith, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Security Documents or any Lien under the Security Documents or the perfection or priority of any such Lien or for any failure of the Company to perform its obligations thereunder. Neither the Collateral Agent nor any of the Collateral Agent’s officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates shall be under any obligation to the Creditors to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Security Documents.

Section 4.3.     Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing (in electronic or physical form), resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take action under this Agreement or the Security Documents unless it shall first receive such advice or concurrence of the Majority Creditors as is contemplated by Section 5 hereof and it shall first be indemnified to its reasonable satisfaction by the Creditors against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or refraining from taking any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this

Agreement and the Security Documents in accordance with the provisions of Section 5.5 hereof and in accordance with written instructions of the Majority Creditors pursuant to Section 5.3 hereof, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Creditors and all future holders of the Senior Secured Obligations.

Section 4.4.     Knowledge or Notice of Default, Event of Default, Special Event of Default or Acceleration. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, Event of Default, Special Event of Default or the acceleration of any of the Senior Secured Obligations unless the Collateral Agent has received written notice from the Administrative Agent, a Creditor or the Company referring to the Credit Agreement, the Note Agreement or an Additional Term Facility, describing such Default, Event of Default, Special Event of Default or acceleration, setting forth in reasonable detail the facts and circumstances thereof and stating that the Collateral Agent may rely on such notice without further inquiry.

Section 4.5.     Non-Reliance on Collateral Agent and Other Creditors. Each Creditor expressly acknowledges that except as expressly set forth in this Agreement, neither the Collateral Agent nor any of the Collateral Agent’s officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Company or any Subsidiary, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Creditor. Each Creditor represents that it has, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Each Creditor also represents that it will, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Security Documents and this Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Creditors by the Collateral Agent hereunder or under any Security Document, the Collateral Agent shall not have any duty or responsibility to provide the Creditors with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company or any Subsidiary which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact co-trustees, separate trustees or Affiliates.

Section 4.6.     Indemnification. Each Creditor shall indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to its respective share of the sum of (a) the aggregate amount of Lender Exposure, (b) the aggregate principal amount of indebtedness evidenced by the Senior Secured Notes and (c) the aggregate principal amount of the Additional Term Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following an Event of Default or the payment of the Senior Secured Obligations) be imposed on, incurred by or asserted against the Collateral Agent arising out of actions or omissions of the Collateral Agent specifically required or permitted by this Agreement or by the exercise of remedies pursuant to written instructions of the Majority Creditors pursuant to Section 5.3 hereof; provided that no Creditor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent due to the Collateral Agent’s gross negligence or willful misconduct. The agreements in this Section 4.6 shall survive the payment of the Senior Secured Obligations.

Section 4.7.     Collateral Agent in Its Individual Capacity. BNP Paribas and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Affiliates as though such Person was not the Collateral Agent hereunder. With respect to any obligations owed to it under the Credit Agreement, BNP Paribas shall have the same rights and powers under this Agreement as any Creditor and may exercise the same as though it were not the Collateral Agent, and the terms “Creditor” and “Creditors” shall include BNP Paribas in its individual capacity.

Section 4.8.    Successor Collateral Agent.

(a) The Collateral Agent may resign at any time upon 30 days’ written notice to the Creditors and the Company, may be removed at any time, with or without cause, by the Majority Creditors by written notice delivered to the Company, the Collateral Agent and the Creditors and, if the Collateral Agent is a Lender or Additional Term Lender, may be removed by the Required Holders at any time that the Collateral Agent has failed to take any action that the Collateral Agent is required to take hereunder after request therefor by the Majority Creditors or the Collateral Agent has taken any action hereunder that the Collateral Agent is not authorized to take hereunder or that violates the terms hereof.     After any resignation or removal hereunder of the Collateral Agent, the provisions of this Section 4 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as Collateral Agent hereunder while it was the Collateral Agent under this Agreement.

(b) Upon receiving written notice of any such resignation or removal, a successor Collateral Agent shall be appointed by the Majority Creditors; provided, however, that such successor Collateral Agent shall be (1) a bank or trust company having a combined capital and surplus of at least $1,000,000,000, subject to supervision or examination by a Federal or state lending authority and (2) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent. If a successor Collateral Agent shall not have been appointed pursuant to this Section 4.8(b) within such 30 day period after the Collateral Agent’s resignation or upon removal of the Collateral Agent, then any Creditor or the Collateral Agent (unless the Collateral Agent is being removed) may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in this Section 4.8(b). The Creditors hereby consent to such petition and appointment so long as such criteria are met. If a successor Collateral Agent shall not have been appointed pursuant to this Section 4.8(b) within 360 days after the Collateral Agent’s resignation or upon removal of the Collateral Agent, then the resignation or removal shall nonetheless become effective and the Creditors acting collectively shall thereafter have the rights and obligations of the Collateral Agent hereunder and under the Security Documents until a successor Collateral Agent has been appointed and accepted such appointment. The appointment of a successor Collateral Agent pursuant to this Section 4.8(b) shall become effective upon the acceptance of the appointment as Collateral Agent hereunder by a successor Collateral Agent. Upon such effective appointment, the successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent.

(c) The resignation or removal of a Collateral Agent shall take effect on the day specified in the notice described in Section 4.8(a), unless previously a successor Collateral Agent shall have been appointed and shall have accepted such appointment, in which event such resignation or removal shall take effect immediately upon the acceptance of such appointment by such successor Collateral Agent, provided, however, that no such resignation or removal shall be effective hereunder unless and until a successor Collateral Agent shall have been appointed and shall have accepted such appointment.

(d) Upon the effective appointment of a successor Collateral Agent, the successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the predecessor Collateral Agent hereby appoints the successor Collateral Agent the attorney-in-fact of such predecessor Collateral Agent to accomplish the purposes hereof, which appointment is coupled with an interest. Such appointment and designation shall be full evidence of the right and authority to act as Collateral Agent hereunder and all Collateral, power, trusts, duties, documents, rights and authority of the previous Collateral Agent shall rest in the successor, without any further deed or conveyance. The predecessor Collateral Agent shall, nevertheless, on the written request of the Majority Creditors or successor Collateral Agent, execute and deliver any other such instrument transferring to such successor Collateral Agent all the Collateral, properties, rights, power, trust, duties, authority and title of such predecessor. The Company, to the extent requested by the Majority Creditors or the Collateral Agent shall procure any and all documents, conveyances or instruments and execute same, to the extent required, in order to reflect the transfer to the successor Collateral Agent.

SECTION 5. ACTIONS BY THE COLLATERAL AGENT.

Section 5.1.     Duties and Obligations.     The duties and obligations of the Collateral Agent are only those set forth in this Agreement and in the Security Documents.

Section 5.2.     Notification of Default or Acceleration. If the Collateral Agent has been notified in writing as provided in Section 4.4 that a Default or an Event of Default has occurred or that any of the Senior Secured Obligations have been accelerated, the Collateral Agent shall notify the Creditors and may notify the Company of such determination. Any Creditor that has delivered notice to the Company or the Administrative Agent pursuant to the Credit Agreement, the Note Agreement or any Additional Term Facility, as applicable, that a Default or an Event of

Default has occurred or that any of the Senior Secured Obligations have been accelerated, or facts which indicate that a Default or an Event of Default has occurred or the Senior Secured Obligations have been accelerated, shall deliver to the Collateral Agent a written statement to such effect. Failure to do so, however, does not constitute a waiver of any such Default or Event of Default by the Creditors. Upon receipt of a notice described herein or in Section 4.4 from a Creditor of the occurrence of a Default or an Event of Default or that any of the Senior Secured Obligations have been accelerated, the Collateral Agent shall promptly (and in any event no later than three Business Days after receipt of such notice in the manner provided in Section 7.8 hereof) issue its “Notice of Default” to all Creditors. The Notice of Default may contain a recommendation of actions by the Creditors and/or request instructions from the Creditors as to specific matters and shall specify the date on which responses are due in order to be timely within Section 5.4 hereof.

Section 5.3.     Actions of Collateral Agent; Exercise of Remedies. The Collateral Agent shall take only such actions and exercise only such remedies under the Security Documents as are approved in a written notice or notices delivered to the Collateral Agent and signed by the Majority Creditors.

Section 5.4.     Instructions from Creditors. If any Creditor does not respond in a timely manner to any notice from the Collateral Agent or request for instructions within the time period specified by the Collateral Agent in a Notice of Default or request for instructions (which shall be a minimum of 10 Business Days), the Senior Secured Obligations held by such Creditor shall be deemed to have voted against any action set forth in such notice or request for instructions.

Section 5.5.     Protective Advances. If the Collateral Agent has asked the Creditors for instruction to make a payment with regard to a Default or Event of Default which the Collateral Agent, in good faith, believes to be required to protect the interests of the Creditors in the Collateral and if the Majority Creditors have not yet responded to such request, the Collateral Agent shall be authorized to make such payment, but shall not be required to make such payment and shall in no event have any liability for failure to make such payment.

Section 5.6.     Changes to Security Documents. Any term of the Security Documents may be amended, and the performance or observance by the parties to a Security Document of any term of such Security Document may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Collateral Agent only upon the written consent of the Majority Creditors; provided that no amendment to the Security Documents which directly or indirectly narrows the description of the Collateral or the obligations being secured thereby, changes the priority of payments to the Creditors under the Security Documents, changes any voting provisions contained therein (including Section 7.1 of the Security and Pledge Agreement set forth in Item 1 of Exhibit A) or amends the definition of “Majority Creditors” may be made without the written consent of all of the Creditors.

Notwithstanding the foregoing, the Collateral Agent may, without the consent of the Majority Creditors, amend the Security Documents (a) to add property hereafter acquired by the Company intended to be subjected to the Security Documents or to correct or amplify the description of any property subject to the Security Documents and (b) to cure any ambiguity or cure, correct or supplement any defective provisions of the Security Documents (so long as the same shall in no respect be adverse to the interest of any Creditor).

Section 5.7.     Release of Collateral.     Unless a Default or an Event of Default has occurred and is continuing, the Collateral Agent may, without the approval of the Creditors as required by Section 5.3 hereof, release any Collateral under the Security Documents which is permitted to be sold or disposed of by the Company and its Subsidiaries, pursuant to each of the Credit Agreement, the Note Agreement and each Additional Term Facility and execute and deliver such releases as may be necessary to terminate of record the Collateral Agent’s security interest in such Collateral. In determining whether any such release is permitted, the Collateral Agent may rely upon instructions from the Required Lenders in respect of the Credit Agreement, the Required Holders in respect of the Note Agreement and the applicable Required Additional Term Lenders in respect of the applicable Additional Term Facility.

Section 5.8.     Other Actions. The Collateral Agent shall have the right to take such actions, or omit to take such actions, hereunder and under the Security Documents not inconsistent with the written instructions of the Majority Creditors delivered pursuant to Section 5.3 hereof or the terms of this Agreement, including actions the Collateral Agent deems necessary or appropriate to perfect or continue the perfection of the Liens on the Collateral for the benefit of the Creditors. Except as otherwise provided by applicable law, the Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of rights pertaining to the Collateral beyond the safe custody of any Collateral in the Collateral Agent’s actual possession.

Section 5.9.     Cooperation. To the extent that the exercise of the rights, powers and remedies of the Collateral Agent in accordance with this Agreement requires that any action be taken by any Creditor, such Creditor shall take such reasonable action and reasonably cooperate with the Collateral Agent to ensure that the rights, powers and remedies of all Creditors are exercised in full.

Section 5.10. Distribution of Proceeds. All amounts owing with respect to the Senior Secured Obligations shall be secured by the Collateral without distinction as to whether some Senior Secured Obligations are then due and payable and other Senior Secured Obligations are not then due and payable. Upon any realization upon the Collateral and/or the receipt of any payments under any Security Document, the Creditors agree that the proceeds thereof shall be applied (a) first, to the amounts owing to the Collateral Agent by the Company or the Creditors pursuant to this Agreement or the Security Documents, including, without limitation, payment of expenses incurred by the Collateral Agent with respect to maintenance and protection of the Collateral and of expenses incurred with respect to the sale of or realization upon any of the Collateral or the perfection, enforcement or protection of the rights of the Creditors (including reasonable attorneys’ fees and expenses of every kind); (b) second, equally and ratably to the payment of the reasonable costs and expenses of the Creditors (including reasonable attorneys’ fees) incurred directly in connection with the enforcement of this Intercreditor Agreement, the Loan Documents, the Senior Note Documents, any Additional Term Facility Documents and the Security Documents according to the aggregate amounts thereof then owing to each Creditor; (c) third, to the payment of (i) all or any portion of the outstanding principal amount (including any reimbursement obligations owing with respect to amounts drawn under Letters of Credit and, subject to the terms of the following paragraph, the undrawn amounts of any Letters of Credit) of and (ii) all accrued and unpaid interest, commitment fees and letter of credit fees on the Revolving Obligations, the Senior Note Obligations and the Additional Term Obligations, which payments shall be distributed ratably to each Lender, each L/C Issuer, each Noteholder and each Additional Term Lender according to the aggregate amount of such obligations and interest then owing to each Creditor; (d) fourth, to the payment of all other amounts (including, without limitation, any make-whole amount, modified make-whole amount, change of control premium or breakage amount) then due to the Creditors under the Credit Agreement, the Note Agreement and any Additional Term Facility which payments shall be distributed ratably to each Lender, each Noteholder and each Additional Term Lender according to the aggregate amount of such amounts then owing to each Creditor; and (e) fifth, the balance, if any, shall be returned to the Company or such other Persons as are entitled thereto.

Any payment pursuant to this Section 5.10 with respect to the outstanding amount of any undrawn Letters of Credit shall be paid to the Collateral Agent for deposit in an account (the “Letters of Credit Collateral Account”) to be held as collateral for the Senior Secured Obligations and disposed of as provided herein. On each date on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Collateral Agent shall distribute from the Letters of Credit Collateral Account for application to the payment of the reimbursement obligation due to the Lenders with respect to such draw an amount equal to the product of (1) the amount then on deposit in the Letters of Credit Collateral Account and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the outstanding amount of all undrawn Letters of Credit immediately prior to such draw. On each date on which a reduction in the outstanding amount of undrawn Letters of Credit occurs other than on account of a payment made to a beneficiary pursuant to a draw on a Letter of Credit, then the Collateral Agent shall distribute from the Letters of Credit Collateral Account an amount equal to the product of (1) the amount then on deposit in the Letters of Credit Collateral Account and (2) a fraction, the numerator of which is the amount of such reduction in the outstanding amount of undrawn Letters of Credit and the denominator of which is the outstanding amount of all undrawn Letters of Credit immediately prior to such reduction, which amount shall be distributed as provided in the first paragraph of this Section 5.10. At such time as the outstanding amount of all undrawn Letters of Credit is reduced to zero, any amount remaining in the Letters of Credit Collateral Account, after the distribution therefrom as provided above, shall be distributed as provided in the first paragraph of this Section 5.10.

Section 5.11. Senior Preferential Payments and Special Collateral Account.

(a) The Collateral Agent shall give each Creditor a written notice (a “Notice of Special Default”) promptly, but no later than, three Business Days after being notified in writing by a Creditor that an Event of Default constituting a Special Event of Default has occurred. After the receipt of such Notice of Special Default, all Senior Preferential Payments other than those payments received pursuant to subsection (b) of this Section 5.11 shall be deposited into the Special Collateral Account. Each Creditor agrees that no Default or Event of Default shall occur as a result of payments so made on a timely basis to the Collateral Agent.

(b) If (1) such Special Event of Default is waived by the Required Lenders, the Required Holders or the applicable Required Additional Term Lenders, as applicable, and if no other Event of Default has occurred and is continuing, (2) such Special Event of Default is cured by the Company or by any amendment of the Credit Agreement, the Note Agreement or an Additional Term Facility, as applicable, and if no other Event of Default has occurred and is continuing or (3) none of the Senior Secured Obligations have been accelerated nor have the Majority Creditors instructed the Collateral Agent to foreclose on the Collateral, seek the appointment of a receiver, commence litigation against the Company or any of its Subsidiaries, liquidate the Collateral, commence a Bankruptcy Proceeding against the Company or any of its Subsidiaries, seize Collateral, or exercise other remedies of similar character prior to the 180th day following such Special Event of Default, the Collateral Agent thereupon shall return all amounts, together with their pro rata share of interest earned thereon, held in the Special Collateral Account representing payment of any Senior Secured Obligations to the Creditor initially entitled thereto, and no payments thereafter received by a Creditor shall constitute a Senior Preferential Payment by reason of such cured or waived Special Event of Default. No payment returned to a Creditor for which such Creditor has been obligated to make a deposit into the Special Collateral Account shall thereafter ever be characterized as a Senior Preferential Payment. If the Special Event of Default is an Event of Default under the terms of one or more of the Credit Agreement, the Note Agreement or any Additional Term Facility, the Collateral Agent shall not return any payments to the Creditors pursuant to clause (1) above unless such Special Event of Default shall have been waived under each such agreement where such Special Event of Default is an Event of Default by the Required Lenders, the Required Holders and/or the applicable Required Additional Term Lenders, as applicable.

(c) Each Creditor agrees that upon its knowledge of the occurrence of a Special Event of Default it shall (1) promptly notify the Collateral Agent of the receipt of any Senior Preferential Payments, (2) hold such amounts in trust for the Creditors and act as agent of the Creditors during the time any such amounts are held by it and (3) deliver to the Collateral Agent such amounts for deposit into the Special Collateral Account.

(d) If any of the Senior Secured Obligations have been accelerated or the Majority Creditors have instructed the Collateral Agent to foreclose on the Collateral, seek the appointment of a receiver, commence litigation against the Company or any of its Subsidiaries, liquidate the Collateral, commence a Bankruptcy Proceeding against the Company or any of its Subsidiaries, seize Collateral, or exercise other remedies of similar character, then all funds, together with interest earned thereon, held in the Special Collateral Account and all subsequent Senior Preferential Payments shall be applied in accordance with the provisions of Section 5.10 above.

Section 5.12. Authorized Investments. Any and all funds held by the Collateral Agent in its capacity as Collateral Agent, whether pursuant to any provision of any of the Security Documents or otherwise, shall to the extent feasible within a reasonable time be invested by the Collateral Agent in Cash Equivalent Investments. Any interest earned on such funds shall be disbursed to the Creditors in accordance with Section 5.10 or Section 5.11, as applicable. The Collateral Agent may hold any such funds in a common interest bearing account. To the extent that the interest rate payable with respect to any such account varies over time, the Collateral Agent may use an average interest rate in making the interest allocations among the respective Creditors. The Collateral Agent shall have no duty to place funds held pursuant to this Section 5.12 in investments which provide a maximum return; provided, however, that the Collateral Agent shall to the extent feasible invest funds in Cash Equivalent Investments with reasonable promptness. In the absence of gross negligence or willful misconduct, the Collateral Agent shall not be responsible for any loss of any funds invested in accordance with this Section 5.12.

Section 5.13. Restoration of Obligations. For the purposes of determining the amount of outstanding Senior Secured Obligations, if any Creditor is required to deposit any Senior Preferential Payment in the Special Collateral Account, then the obligations intended to be satisfied by such Senior Preferential Payment shall be revived, as of the date of the deposit of such amount with the Collateral Agent, in the amount of such Senior Preferential Payment and such obligation shall continue in full force and effect (and bear interest from such deposit date at the non-default rate provided in the underlying document) as if such Creditor had not received such payment. All such revived obligations shall be included as Senior Secured Obligations for purposes of allocating any payments under Section 5.10 and for applying the definition of Majority Creditors. If any such revived obligation shall not be allowed as a claim under the Bankruptcy Code due to the fact that the Senior Preferential Payment has in fact been made by the Company, the Creditors shall make such other equitable arrangements for the purchase and sale of participations in the Senior Secured Obligations and shall execute and deliver such agreements as are necessary to evidence such arrangements, in each case in order to effectuate the intent of this Section 5.13.

Section 5.14. Bankruptcy Preferences. If any payment to a Creditor is subsequently invalidated, declared to be fraudulent or preferential or set aside and is required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, and such Creditor has previously made a deposit in respect of such payment into the Special Collateral Account pursuant to Section 5.11, then the Collateral Agent shall distribute to such Creditor proceeds from the Special Collateral Account in an amount equal to such deposit or so much thereof as is affected by such events together with any interest earned thereon (which amount of interest shall not exceed the amount of interest, if any, such Creditor is then required to repay) and if, due to previous disbursements to the Creditors pursuant to Section 5.11(d), the proceeds in the Special Collateral Account are insufficient for such purpose, then each other Creditor shall pay to such Creditor upon demand an amount equal to a ratable portion of such disbursements of the deposit and interest thereon which was distributed to each such Creditor according to the aggregate amounts so distributed to each such Creditor.

SECTION 6. BANKRUPTCY PROCEEDINGS.

The following provisions shall apply during any Bankruptcy Proceeding of the Company or any of its Affiliates:

(a) The Collateral Agent shall represent all Creditors in connection with all matters directly relating solely to the Collateral, including, without limitation, use, sale or lease of Collateral, use of cash collateral, relief from the automatic stay and adequate protection. The Collateral Agent shall act on the instructions of the Majority Creditors; provided that no such vote by the Majority Creditors shall treat the Lenders, the Noteholders or the Additional Term Lenders differently with respect to rights in the Collateral from any other class of Creditors.

(b) Each Creditor shall be free to act independently on any issue not directly relating solely to the Collateral. Each Creditor shall give prior notice to the Collateral Agent of any action hereunder to the extent that such notice is possible. If such prior notice is not given, such Creditor shall give prompt notice following any action taken hereunder.

(c) Any proceeds of the Collateral received by any Creditor as a result of, or during, any Bankruptcy Proceeding will be delivered promptly to the Collateral Agent for distribution in accordance with Section 5.10.

SECTION 7. MISCELLANEOUS.

Section 7.1.     Creditors; Other Collateral. The Creditors agree that all of the provisions of this Agreement shall apply to any and all properties, assets and rights of the Company and its Subsidiaries, in which the Collateral Agent or any Creditor at any time acquires a security interest or Lien pursuant to the Security Documents, the Loan Documents, the Senior Note Documents or any Additional Term Loan Documents, including, without limitation, real property or rights in, on or over real property, notwithstanding any provision to the contrary in any mortgage, leasehold mortgage or other document purporting to grant or perfect any Lien in favor of the Creditors or any of them or the Collateral Agent for the benefit of the Creditors.

Section 7.2.     Marshalling. The Collateral Agent shall not be required to marshall any present or future security for (including, without limitation, the Collateral), or guaranties of, the Senior Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of each of such Person’s rights in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that they lawfully may, the Creditors hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Creditors’ rights under the Security Documents or under any other instrument evidencing any of the Senior Secured Obligations or under which any of the Senior Secured Obligations is outstanding or by which any of the Senior Secured Obligations is secured or guaranteed.

Section 7.3.     Consents, Amendments, Waivers. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by the Majority Creditors and the Collateral Agent; provided, however, that no such amendment, waiver or consent to Sections 2.1, 4.6, 4.8, 5.3, 5.6, 5.7, 5.10, 5.11, 6 or this Section 7.3 or to the definition of “Additional Term Lender,” “Additional Term Loans,” “Collateral,” “Lender Exposure,” “Majority Creditors,” “Senior Preferential Payment,” “Senior Secured Obligations” or “Special Event of Default” or any defined term as used in such sections or definitions shall be effective without the written consent of all of the Creditors.

Section 7.4.     Governing Law. This Agreement shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law provisions thereof other than Section 5-1401 of the New York General Obligations Law).

Section 7.5.     Parties in Interest.

(a) All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including, without limitation, any future holder of the Senior Secured Obligations; provided that no Creditor (or in the case of the Lenders, the Administrative Agent) may assign or transfer its rights hereunder or under the Security Documents without such assignees or transferees delivering an executed Joinder to the Collateral Agent pursuant to which such assignee or transferee agrees to be bound by the terms of this Agreement as though named herein.

(b) The Collateral Agent has no duty to acknowledge, and shall be deemed to not have any knowledge of, any notice from or for the benefit of any Creditor or Person claiming to be a Creditor, or to provide any notice or other communication to any Creditor, unless such Creditor or Person claiming to be a Creditor has complied with Section 7.5(a).

Section 7.6.     Counterparts.     This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

Section 7.7.     Termination. Upon payment in full of the Senior Secured Obligations in accordance with their respective terms and the termination of the Revolving Commitments, this Agreement shall terminate except for those provisions hereof that by their express terms shall survive the termination of this Agreement.

Section 7.8.     Notices.     Except as otherwise expressly provided herein, all notices, consents and waivers and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be delivered by hand, mailed by registered or certified mail or prepaid overnight air courier, or by facsimile communications, addressed as follows:

If to the Collateral Agent, at:	BNP Paribas, as Collateral Agent
787 7th Avenue, 3rd Floor
New York, NY 10019
Attention: Sean Finnegan, Director
Telecopy: (212) 841-2555
Telephone: (212) 841-2310

If to any Creditor, at:	Such address as set forth on Exhibit B hereto

If to the Company, at:	PNG Companies LLC
1 PPG Place, Suite 1650
Pittsburgh, PA 15222
Attention: Morgan O’Brien
Telecopy: (888) 805-2445
Telephone: (412) 244-2566

With a copy to:	PNG Companies LLC
500 Fifth Avenue, 55th Floor
New York, NY 10110
Attention: John McGuire
Telecopy: (212) 696-0040
Telephone: (212) 382-7475

PNG Companies LLC
500 Fifth Avenue, 55th Floor
New York, NY 10110
Attention: Cliff Losh, General Counsel
Telecopy: (212) 696-0040
Telephone: (212) 382-7473

or at such other address for notice as the Collateral Agent or such Creditor shall last have furnished in writing to the Person giving the notice, provided that a notice by overnight air courier shall only be effective if delivered at a street address designated for such purpose and a notice by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose.

Section 7.9.     Senior Secured Obligations Held by Company. Solely for the purpose of (a) determining whether the holders of the requisite percentage of the aggregate principal amount of Senior Secured Obligations then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Senior Secured Obligations then outstanding or (b) determining Majority Creditors, Senior Secured Obligations directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding and not to represent any Revolving Availability.

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as an instrument under seal by their authorized representatives as of the date first written above.

BNP PARIBAS, as Collateral Agent

By:
Name:
Title:

BNP PARIBAS, as Administrative Agent

By:
Name:
Title:

, as a Noteholder

By:
Name:
Title:

The undersigned hereby acknowledges (a) the terms of the foregoing Agreement, (b) that the foregoing Agreement is for the sole benefit of the Creditors and that it has no rights or benefits under such Agreement, (c) that the foregoing Agreement is for the purpose of defining the rights, duties authority and responsibilities of the Collateral Agent and the relationship among the Creditors regarding their pari passu interest in the Collateral and that nothing therein shall impair, as between the Company and any Creditor, the obligations of the Company under the Loan Documents, the Senior Note Documents or any Additional Term Loan Documents and (d) that the provisions of the foregoing Agreement may be waived, amended or modified without its consent.

PNG COMPANIES LLC

By:

Name:
Title:

SECURITY DOCUMENTS

1.

Amended and Restated Security and Pledge Agreement dated as of February 26, 2010 entered into between the Company and the Collateral Agent, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

EXHIBIT A

(to Intercreditor and Collateral Agency Agreement)

ADDRESSES OF CREDITORS

Intentionally left blank.

EXHIBIT B

(to Intercreditor and Collateral Agency Agreement)

JOINDER TO INTERCREDITOR AGREEMENT

BNP Paribas, as Collateral Agent

787 7th Avenue, 3rd Floor

New York, NY 10019

Attention: Sean Finnegan, Director

Telecopy: (212) 841-2555

Telephone: (212) 841-2310

Reference is made to the Intercreditor and Collateral Agency Agreement dated as of February 26, 2010 (as amended or otherwise modified from time to time, the “Intercreditor Agreement”; capitalized terms not otherwise defined herein being used as defined in the Intercreditor Agreement) among BNP Paribas, as Collateral Agent, the Administrative Agent, the Noteholders party thereto and certain other creditors of the Company, relating to indebtedness of PNG Companies LLC, a Delaware limited liability company.

By executing and delivering this Joinder, the undersigned holder of Senior Secured Obligations issued pursuant to [the Note Agreement] [the              Supplement to Note Agreement] agrees, on its own behalf, to be bound by all of the terms and provisions of the Intercreditor Agreement as a Noteholder. The address set forth under the signature of the undersigned constitutes its address for the purposes of Section 7.8 of the Intercreditor Agreement.

Dated as of:

, as a Noteholder

By:

Name:
Title:

[Insert address for notices]

EXHIBIT C

(to Intercreditor and Collateral Agency Agreement)

JOINDER TO INTERCREDITOR AGREEMENT (ADDITIONAL TERM LENDER)

BNP Paribas, as Collateral Agent

787 7th Avenue, 3rd Floor

New York, NY 10019

Attention: Sean Finnegan, Director

Telecopy: (212) 841-2555

Telephone: (212) 841-2310

Reference is made to the Intercreditor and Collateral Agency Agreement dated as of February 26, 2010 (as amended or otherwise modified from time to time, the “Intercreditor Agreement”; capitalized terms not otherwise defined herein being used as defined in the Intercreditor Agreement) among BNP Paribas, as Collateral Agent, the Administrative Agent, the Noteholders party thereto and certain other creditors of the Company, relating to indebtedness of PNG Companies LLC, a Delaware limited liability company.

We acknowledge that we have received and reviewed a copy of the Intercreditor Agreement. By executing and delivering this Joinder, the undersigned holder of Senior Secured Obligations issued pursuant to [describe Additional Term Facility] agrees, on its own behalf, to be bound by all of the terms and provisions of the Intercreditor Agreement as an Additional Term Lender.

The Additional Term Loan Documents relating to the applicable Additional Term

Facility are described on Schedule 1 attached hereto.

The address set forth under the signature of the undersigned constitutes its address for the purposes of Section 7.8 of the Intercreditor Agreement.

Dated as of:

, as an Additional Term Lender

By:

Name:
Title:

[Insert address for notices]

EXHIBIT D

(to Intercreditor and Collateral Agency Agreement)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE COMPANY

To be provided to the Purchasers only.

EXHIBIT 4.6(a)

(to Note Purchase Agreement)

FORM OF OPINION OF SPECIAL PENNSYLVANIA COUNSEL

TO THE COMPANY

To be provided to the Purchasers only.

EXHIBIT 4.6(b)

(to Note Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

To be provided to the Purchasers only.

EXHIBIT 4.6(c)

(to Note Purchase Agreement)

PNG COMPANIES LLC

[NUMBER] SUPPLEMENT TO NOTE PURCHASE AGREEMENT

Dated as of                          , 20

Re:	$ % Series Senior Secured Notes, [Tranche ,] due , 20

EXHIBIT S

(to Note Purchase Agreement)

PNG COMPANIES LLC

Dated as of

                     , 20

To the Purchaser(s) listed in

  the attached Schedule A hereto

Ladies and Gentlemen:

This [Number] Supplement to Note Purchase Agreement (this “Supplement”) is between PNG COMPANIES LLC, a Delaware limited liability company (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).

Reference is hereby made to that certain Note Purchase Agreement dated as of February 26, 2010 (the “Note Purchase Agreement”) between the Company and the purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 2.2(c)(2) of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Purchaser(s) as follows:

1.    The Company has authorized the issue and sale of $             aggregate principal amount of its     % Series              Senior Secured Notes[, Tranche     ,] due             , 20     (the “Series              Notes”). The Series              Notes, together with the Series 2010-A Notes [and the Series              Notes] initially issued pursuant to the Note Purchase Agreement and the                      Supplement, respectively, and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series              Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

2.    Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company will issue and sell to each Purchaser, at the Closing provided for in Section 3, and each Purchaser will purchase from the Company, Series              Notes in the principal amount

specified opposite such Purchaser’s name in Schedule A hereto at a price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any obligation or any liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

3. The sale and purchase of the Series              Notes to be purchased by each Purchaser shall occur at the offices of [Schiff Hardin LLP, 900 Third Avenue, 23rd Floor, New York, New York 10022] at 11:00 a.m. New York time, at a closing (the “Closing”) on             , 20     or on such other Business Day thereafter on or prior to             , 20     as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Series              Notes to be purchased by such Purchaser in the form of a single Series              Note (or such greater number of Series              Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company. If, at the Closing, the Company shall fail to tender such Series              Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Supplement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4. The obligation of each Purchaser to purchase and pay for the Series              Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 2.2(c) and Section 4 of the Note Purchase Agreement (each reference to “Closing Date” or “Closing” set forth therein shall be deemed to be a reference to the “Closing Date” or “Closing” of the “Series              Notes”) with respect to the Series              Notes to be purchased at the Closing, and to the following additional conditions:

(a) Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of the Closing and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that such condition has been fulfilled.

(b) Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Series              Notes to be purchased by it at the Closing as specified in Schedule A.

5. [Here insert special provisions for Series              Notes including prepayment provisions applicable to Series              Notes (including Make-Whole Amount) and closing conditions applicable to Series              Notes].

6. Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series              Notes by such Purchaser.

7. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

8. All references in the Note Purchase Agreement and all other instruments, documents and agreements relating to, or entered into in connection with the foregoing documents and agreements, to the Note Purchase Agreement shall be deemed to refer to the Note Purchase Agreement, as supplemented by this                      Supplement.

9. Except as expressly supplemented by this                      Supplement, all terms and provisions of the Note Purchase Agreement remain unchanged and continue, unabated, in full force and effect and the Company hereby reaffirms its obligations and liabilities under the Note Purchase Agreement.

10. This                      Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

11. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

12. All covenants and other agreements contained in this                      Supplement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

13. This                      Supplement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth.

PNG COMPANIES LLC

By
Name:
Title:

Accepted as of , 20

[VARIATION]

By
Name:
Title:

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF SERIES NOTES TO BE PURCHASED
[NAME OF PURCHASER]	$

(1) All payments by wire transfer of immediately available funds to:

with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

(3) All other communications:

SCHEDULE A

(to                      Supplement to Note Purchase Agreement)

SUPPLEMENTAL REPRESENTATIONS

The Company represents and warrants to each Purchaser that, except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the Series              Notes with the same force and effect as if each reference to “Series 2010-A Notes” set forth therein was modified to refer to the “Series              Notes,” each reference to “this Agreement” therein was modified to refer to “the Note Purchase Agreement as supplemented by the                      Supplement” and each reference to “the Purchasers” set forth therein was modified to refer to “the institutional investors named on Schedule A to the                      Supplement.” The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3 Disclosure. The Company, through its lead agents, [BNP Paribas Securities Corp. and Scotia Capital (USA) Inc.], has delivered to each Purchaser a copy of a Private Placement Memorandum, dated                      (the “Memorandum”), relating to the transactions contemplated by the                     Supplement. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers and the financial statements listed in Schedule 5.5 to the                      Supplement, delivered to the Purchasers by or on behalf of the Company (this Agreement, the Memorandum and such documents, certificates or other writings, the                      Supplement and such financial statements delivered to each Purchaser prior to             ,          being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since             ,         , there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4 Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (1) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each other Subsidiary and (2) of Company’s directors and senior officers.

Section 5.5 Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5 to the                      Supplement. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule 5.5 and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied

EXHIBIT A

(to                      Supplement to Note Purchase Agreement

throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.13 Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series              Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than              other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Series              Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series              Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14 Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series              Notes to                          and for other general limited liability company purposes. No part of the proceeds from the sale of the Series              Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15 Existing Debt; Future Liens.

(a) Except as described therein, Schedule 5.15 to the                      Supplement sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of             ,          (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guarantee Obligations relating thereto, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

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(b) Except as disclosed in Schedule 5.15 to the                      Supplement, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

[Add any additional Sections as appropriate at the time the Series              Notes are issued]

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FORM OF SERIES 20    -     NOTE[, TRANCHE         ]

PNG COMPANIES LLC

    % Series 20    -     Senior Secured Note[, Tranche         ,] due             , 20

No. R20 - -	, 20
$	PPN

FOR VALUE RECEIVED, the undersigned, PNG COMPANIES LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to                             , or registered assigns, the principal sum of                              DOLLARS (or so much thereof as shall not have been prepaid) on             , 20    , with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of     % per annum from the date hereof, payable [semiannually], on the          day of                              and                             in each year, commencing with the                              or                              next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the greater of (1)     % or (2) 2.00% over the rate of interest publicly announced by BNP Paribas from time to time in New York, New York as its “base” or “prime” rate, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, Modified Make-Whole Amount, Change of Control Premium and Breakage Amount payable [semiannually] as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount, Modified Make-Whole Amount, Change of Control Premium and Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal offices of BNP Paribas in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Series         -     Senior Secured Notes[, Tranche     ] (herein called the “Notes”) issued pursuant to the                      Supplement dated as of                      (the “Supplement”) which supplements that certain Note Purchase Agreement dated as of February     , 2010 (as from time to time amended, supplemented or otherwise modified, the “Note Purchase Agreement”), originally between the Company and the respective Purchasers named therein and is entitled to the benefits of the Note Purchase Agreement. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

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This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the Supplement.] [This Note is not subject to regularly scheduled prepayments of principal.] This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Supplement and/or the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

PNG COMPANIES LLC

By
Name:
Title:

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